                                                            EXHIBIT 4.1


                AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT


                                     among


                         YORK INTERNATIONAL CORPORATION

                       as Seller and as Collection Agent,

                  ASSET SECURITIZATION COOPERATIVE CORPORATION

                                  as Purchaser


                                      and


                       CANADIAN IMPERIAL BANK OF COMMERCE

                               as Servicing Agent



                           Dated as of March 26, 1997

                               TABLE OF CONTENTS

Article                                                                               Page
-------                                                                               ----
ARTICLE I:  DEFINITIONS..............................................................  -1-

ARTICLE II:  OFFERING FACILITY....................................................... -10-

ARTICLE III:  WHAT IS SOLD?.......................................................... -10-
     SECTION 3.1  Determination of Ownership Interest................................ -10-
                  -----------------------------------
     SECTION 3.2  Frequency of Determining Ownership Interest........................ -13-
                  -------------------------------------------
     SECTION 3.3  Maximum Ownership Interest......................................... -13-
                  --------------------------
     SECTION 3.4  Canadian Receivables............................................... -14-
                  --------------------

ARTICLE IV:  PURCHASE PRICE.......................................................... -14-
     SECTION 4.1 Determination of Cash Component of Purchase Price................... -14-
                 -------------------------------------------------
     SECTION 4.2 Determination of Deferred Payment Component of Purchase Price
                 -------------------------------------------------------------
           .......................................................................... -15-

ARTICLE V:  FEES AND EXPENSES........................................................ -15-
    SECTION 5.1  Structuring Fee..................................................... -15-
                 ---------------
    SECTION 5.2  Settlement Date Payments............................................ -15-
                 ------------------------
    SECTION 5.2.1  Purchase Discount................................................. -15-
                   -----------------
    SECTION 5.2.2  Purchase Premium.................................................. -16-
                   ----------------
    SECTION 5.2.3  Operating Expense Fee............................................. -16-
                   ---------------------
    SECTION 5.2.4  Collection Agent Fee.............................................. -16-
                   --------------------
    SECTION 5.3  Legal Fees and Expenses............................................. -16-
                 -----------------------
    SECTION 5.4  Interest on Unpaid Amounts.......................................... -17-
                 --------------------------
    SECTION 5.5  Unutilized Purchase Limit Fee....................................... -17-
                 -----------------------------

ARTICLE VI:  PURCHASE PROCEDURES..................................................... -17-
    SECTION 6.1  Type of Purchases................................................... -17-
                 -----------------
    SECTION 6.2  Notice Requirements................................................. -17-
                 -------------------
    SECTION 6.3  Conditions Precedent to Initial Purchases........................... -17-
                 -----------------------------------------
    SECTION 6.3.1  Membership in the Purchaser....................................... -18-
                   ---------------------------
    SECTION 6.3.2  Structuring Fee................................................... -18-
                   ---------------
    SECTION 6.3.3  Absence of Liens.................................................. -18-
                   ----------------
    SECTION 6.3.4  Financing Statements.............................................. -18-
                   --------------------
    SECTION 6.3.5  Receivables Activity Report....................................... -18-
                   ---------------------------
    SECTION 6.3.6  Seller Resolutions................................................ -18-
                   ------------------
    SECTION 6.3.7  Legal Opinion of Seller's Counsel................................. -18-
                   ---------------------------------
    SECTION 6.3.8  Good Standing Certificates........................................ -19-
                   --------------------------

                                      (i)



Article                                                                               Page
-------                                                                               ----
    SECTION 6.4  Condition Precedent to all Incremental Purchases.................... -19-
                 ------------------------------------------------
    SECTION 6.5  Conditions Precedent to All Purchases............................... -19-
                 -------------------------------------
    SECTION 6.5.1. Representations and Covenants..................................... -19-
                   -----------------------------
    SECTION 6.5.2. Other Documents................................................... -19-
                   ---------------
    SECTION 6.6  Conditions Subsequent............................................... -19-
                 ---------------------
    SECTION 6.7  Initial Purchase from Frick......................................... -19-
                 ---------------------------

ARTICLE VII:  SETTLEMENT PROCEDURES.................................................. -20-
    SECTION 7.1  Settlement Dates.................................................... -20-
                 -----------------
    SECTION 7.2  Application of Collections.......................................... -20-
                 --------------------------
    SECTION 7.2.1  Application of Collections on Days That Are Not Settlement Dates.. -20-
                   -----------------------------------------------------------------
    SECTION 7.2.2  Application of Collections on Settlement Dates.................... -21-
                   ----------------------------------------------
    SECTION 7.3  Adjustments due to Dilution, Etc.................................... -22-
                 --------------------------------
    SECTION 7.4  Receivables Activity Reports........................................ -22-
                 ----------------------------

ARTICLE VIII:  SERVICING AGENT AND COLLECTION AGENT.................................. -22-
    SECTION 8.1  Appointment of Servicing Agent...................................... -22-
                 ------------------------------
    SECTION 8.1.1  Replacement of Servicing Agent.................................... -23-
                   ------------------------------
    SECTION 8.2  Appointment of Collection Agent..................................... -23-
                 -------------------------------
    SECTION 8.2.1  Replacement of Collection Agent; Notification of Obligors......... -23-
                   ---------------------------------------------------------

ARTICLE IX: REPRESENTATIONS AND WARRANTIES........................................... -25-
    SECTION 9.1  Representations and Warranties of the Seller and the Collection
                 -----------------------------------------------------------------
                 Agent............................................................... -25-
                 -----

ARTICLE X:  COVENANTS................................................................ -27-
    SECTION 10.1  Affirmative Covenants of the Seller and the Collection Agent....... -27-
                  ------------------------------------------------------------
    SECTION 10.2  Reporting Requirements of the Seller............................... -29-
                  ------------------------------------
    SECTION 10.3  Negative Covenants of the Seller and the Collection Agent.......... -30-
                  ---------------------------------------------------------

ARTICLE XI: INDEMNIFICATIONS; INCREASED COSTS........................................ -32-
    SECTION 11.1  Indemnification by Seller of Purchaser, etc........................ -32-
                  -------------------------------------------
    SECTION 11.2  Indemnification Due to Failure to Consummate Purchase.............. -34-
                  -----------------------------------------------------
    SECTION 11.3  Increased Costs under Liquidity Facilities and Credit Facilities... -34-
                  ----------------------------------------------------------------
    SECTION 11.4  Notices............................................................ -35-
                  -------

ARTICLE XII:  MISCELLANEOUS
    SECTION 12.1  Amendments, Etc.................................................... -35-
                  --------------
    SECTION 12.2  Notices, Etc....................................................... -35-
                  ------------
    SECTION 12.3  Payments Net of Taxes.............................................. -35-
                  ---------------------


                                     (ii)


Article                                                                               Page
-------                                                                               ----
    SECTION 12.4  No Waiver; Remedies...............................................  -35-
                  -------------------
    SECTION 12.5  Binding Effect; Assignability.....................................  -36-
                  -----------------------------
    SECTION 12.6  Governing Law.....................................................  -36-
                  -------------
    SECTION 12.7  Construction of the Agreement.....................................  -36-
                  -----------------------------
    SECTION 12.8  No Proceedings....................................................  -37-
                  --------------
    SECTION 12.8  Confidentiality...................................................  -37-
                  ---------------
    SECTION 12.10  Execution in Counterparts........................................  -37-
                   -------------------------
    SECTION 12.11  Submission to Jurisdiction; Appointment of Agent to
                   ---------------------------------------------------
                   Accept Service of Process........................................  -37-
                   -------------------------
    SECTION 12.12  Integration  Clause..............................................  -38-
                   -------------------


EXHIBITS:

Exhibit A      Special Concentration Limits
Exhibit B      Form of Notice of Offer to Sell
Exhibit C      Form of Notice of Election Not to Make Reinvestment Purchases
Exhibit D      Form of Membership Agreement
Exhibit E      Form of Concentration Account Agreement
Exhibit F      Form of Receivables Activity Report
Exhibit G      Form of Seller's Counsel Opinion
Exhibit H      Lock Box Banks (and related account information)
Exhibit I      List of Addresses where Division Office Records are maintained
Exhibit J      Form of Supplemental Agreement
Exhibit K      List of Accounting Periods



                                     (iii)

      AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT dated as of March 26, 1997 among YORK INTERNATIONAL CORPORATION, a Delaware corporation, as seller (in such capacity the "Seller") and as initial collection agent (in such capacity the "Collective Agent"), ASSET SECURITIZATION COOPERATIVE CORPORATION, as purchaser (the "Purchaser"), and CANADIAN IMPERIAL BANK OF COMMERCE, as servicing agent for the Purchaser (the "Servicing Agent").

                               W I T N E S S T H:
                               - - - - - - - - -

      WHEREAS, the Seller, Purchaser, and Servicing Agent have entered into that certain Receivables Sale Agreement, dated as of June 30, 1992 (as amended prior to the date hereof, the "Original Sale Agreement");

      WHEREAS, the parties hereto desire to amend and restate the Original Sale Agreement pursuant to the terms hereof; and

      WHEREAS, the parties hereto intend the receivables sales transactions contemplated hereunder for all purposes and in all respects to be true sales of undivided ownership interests in certain receivables from the Seller to the Purchaser (and not loans secured by receivables), providing the Purchaser with ownership of such undivided ownership interests in such receivables;

      NOW, THEREFORE, the Original Sale Agreement is hereby amended and restated in its entirety as follows:

                            ARTICLE I:  DEFINITIONS

      "Accounting Period" means (i) with respect to the Seller's fiscal year
       -----------------
ending on December 31, 1992, each monthly period described in Exhibit K, and
(ii) with respect to each fiscal year of the Seller ending thereafter, such periods as shall be designated by the Seller to the Purchaser in accordance with the provisions of Section 10.2(g).

      "Affiliate" means, as to any Person, any other Person that, directly or
       ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person or is a director or officer of such Person.

      "Agreement" means this Receivables Sale Agreement, as it may be amended
       ---------
from time to time.

      "Aggregate Investment" means the sum of the Investments with respect to
       --------------------
each Division.

      "Applied" means the Applied Systems division of the Seller.
       -------

      "Average Maturity" means with respect to any Receivables Pool on any day,
       ----------------
that period (expressed in days) equal to the weighted average maturity of the Pool Receivables, as calculated by the Collection Agent and as set forth in the most recent Receivables Activity Report with respect to such Receivables Pool; provided, however, that if the Purchaser shall reasonably
--------  -------
disagree with any such calculation, the Purchaser may recalculate the Average Maturity for such period (which calculation shall be conclusive).

      "Business Day" means a day on which the Purchaser, the Servicing Agent,
       ------------
the Collection Agent and the Seller are open for business.

      "Bristol" means the Bristol Compressors, Inc. a Delaware corporation.
       -------

      "Code" means the Internal Revenue Code of 1986, as amended from time to
       ----
time.

      "Collection" means, with respect to any Receivable of any Division, any
       ----------
amount paid by an Obligor or any other party with respect to such Receivable of such Division.

      "Collection Agent" means the Seller or any replacement thereof under
       ----------------
Section 8.2.1.

      "Collection Agent Fee" means the percentage used to determine the fee
       --------------------
payable by the Purchaser to the Collection Agent, as described in Section 5.2.4.

      "Concentration Account" means any special non-interest bearing
       ---------------------
concentration account into which will be transferred or deposited only Collections, which account shall be maintained by PNC Bank, National Association (or at such successor depository institution as provided in Section 10.3(d)) at its Pittsburgh, Pennsylvania office (or at such office as the Purchaser shall from time to time specify in writing to the Seller) for the benefit of, and under the sole dominion and control of, the Purchaser.

      "Concentration Account Agreement" means the Concentration Account
       -------------------------------
Agreement dated as of June 30, 1992 between the Seller and the Purchaser, acknowledged and agreed to by PNC Bank, National Association, in substantially the form of Exhibit E hereto.

      "Consent and Acknowledgment" means the letter agreement dated as of August
       --------------------------
30, 1994 from Bristol in favor of the Purchaser pursuant to which, among other things, Bristol consents to, and acknowledges, the transactions contemplated hereby, as such letter agreement may be amended, modified, extended or waived from time to time.

      "Credit Facilities" means each of the committed loan facilities, lines of
       -----------------
credit, letters of credit and other forms of credit enhancement available to the Purchaser to support the Purchaser's commercial paper notes and medium-term notes which are not Liquidity Facilities.

      "Default Ratio" means, with respect to any Division as of any date of
       -------------
determination, a fraction, expressed as a percentage, (I) the numerator of which is the sum, without duplication, of (i) the aggregate outstanding balance of all Receivables of such Division that became Defaulted Receivables during the month most recently completed and (ii) the aggregate outstanding balance of all Receivables of such Division that were unpaid for more than 91 days past the dates on which they were due as of the end of the month most recently completed, and (II) the denominator of which is the aggregate outstanding balance of all Receivables of such Division on the last Business Day of the month most recently completed.

      "Defaulted Receivable" means any Receivable which:
       --------------------

      (1) has been or should have been charged-off in conformity with the standard credit and collection practices and policies of the Division which generated such Receivable; or

      (2) is owed by an Obligor who is in bankruptcy, reorganization, insolvency or similar proceedings.

      "Dilutions" means the aggregate amount of any reductions and cancellations
       ---------
of Receivables which have been reduced or cancelled, respectively, for any reason other than that (1) the Obligors have made payments thereon or (2) the Division which generated such Receivable has charged-off such Receivables in accordance with its standard credit and collection practices and policies.

      "Dilution Percentage" means, with respect to any Division as of any date
       -------------------
of determination, a fraction, expressed as a percentage, (I) the numerator of which is the positive result, if any, of (a) the product of (1) the outstanding balance of Eligible Receivables of such Division as at the end of the full fiscal month most recently completed, (2) 1.5 and (3) the greatest of the fractions determined for each full fiscal month during the period of 12 full fiscal months preceding the date of determination obtained by dividing (A) the aggregate amount of Dilutions of such Division for each such full fiscal month by (B) the outstanding balance of Receivables of such Division as at the end of the full fiscal month most recently completed, less (b) an amount equal to the Standard Concentration Limit with respect to such Division, and (II) the denominator of which is the outstanding balance of Eligible Receivables of such Division as at the end of the full fiscal month most recently completed.

      "Division" means each of Applied, UPG, Frick and, for the purposes of this
       --------
Agreement, Bristol. Each reference in this Agreement to a Division, insofar as such reference is to Bristol, shall, where appropriate, be deemed to be a reference to the Seller as the owner of the Seller's Interest.

      "Eligible Receivable" means any Receivable:
       -------------------

      (1) which is not unpaid for more than 91 days past the date on which it was due;

      (2) which is required to be paid in full (a) if such Receivable was generated by Applied, within 30 days after the billing date, (b) if such Receivable was generated by UPG, within 180 days after the billing date, (c) if such Receivable was generated by Bristol, within the earlier to occur of (x) 90 days after the billing date or (y) if the Obligor thereof is not a U.S. resident, 60 days after the bill of lading date, and (d) if such Receivable was generated by Frick, within 30 days after the billing date;

      (3) which is payable in U.S. dollars or, with respect to a Receivable the Obligor of which is a Canadian resident, is payable in Canadian dollars;

      (4)  which is not a Defaulted Receivable;

      (5) the Obligor of which has had no Defaulted Receivable at any time during the immediately preceding 12-month period;

      (6) the Obligor of which is not currently considered as being in referral status by the collection department of the applicable Division;

      (7) the Obligor of which does not have unpaid for more than 91 days past the dates on which they were due Receivables (exclusive of Receivables which in the reasonable, good faith opinion of the Seller are the subject of bona fide disputes between the Seller and such Obligor) with an aggregate outstanding balance equal to more than 10% of the aggregate outstanding balance of all Receivables of such Obligor;

      (8) the Obligor of which is not an Affiliate of the Seller or the Purchaser;

      (9) which is not subject to any dispute, claim, defense or offset (other than those which, in the reasonable good faith judgment of the Seller, are the subject of bona fide disputes, or with respect to which the Seller has made a payment or an adjustment in the amount of such dispute, claim, defense or offset in accordance with Section 7.3(b) hereof);

      (10) which arises out of a "current transaction" as defined in Section 3(a)(3) of the Securities Act of 1933, as amended;

      (11) which is an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the State in which the Seller's place of business is located, or, if the Seller has more than one place of business, the State in which the Seller's chief executive office is located;

      (12) which arose from a bona fide and accepted sale of merchandise or insurance or the rendering of services accepted by the Obligor of that Receivable and does not represent an advance billing;

      (13) in which the Purchaser shall, upon the Purchase of an Ownership Interest therein, acquire good and marketable title to an Ownership Interest in the Receivable, free and clear of all liens, security interests and encumbrances;

      (14) that is the legal, valid and binding payment obligation of the Obligor of such Receivable;

      (15) that represents the sales price of merchandise, insurance or services, within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

      (16) which does not contravene any applicable law, rule or regulation in any material respect;

      (17) which is not subject to any restrictions on the transfer, assignability or sale thereof (other than the restrictions imposed by the Federal Assignment of Claims Act, 41 U.S.C. (S) 15; 31 U.S.C.
           (S) 3727, with respect to any Government Receivable);

      (18) which satisfies all applicable credit collection policies of the Division which generated such Receivable; and

      (19) which was generated in the ordinary course of the business of a Division; and

      (20) which does not represent an amount due in connection with the sale of merchandise or services or the rendering of insurance that is billed to the Obligor on a progress billing basis.

      "ERISA" means the Employee Retirement Income Security Act of 1974 and the
       -----
rules and regulations thereunder, as amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not
       ---------------
incorporated) that is treated as a single employer with the Seller under Section 414(b) or (c) of the Code.

      "Foreign Concentration Limit" means, with respect to all Receivables owing
       ---------------------------
to the Divisions (excluding Bristol) from all Obligors which are not U.S. residents or Canadian residents, an amount equal to $20,000,000 reduced by the lesser of (i) the "Foreign Concentration Limit" (as defined in the Transfer Agreement) and (ii) the outstanding balance of all Foreign Receivables in the "Receivables Pool" (as defined in the Transfer Agreement); provided, that the
                                                           --------
Purchaser may, at any time and from time to time in its sole discretion, reduce or increase the Foreign Concentration Limit effective immediately upon the delivery of a notice to the Seller.

      "Foreign Receivable" means a Receivable the Obligor of which is not a U.S.
       ------------------
resident or a Canadian resident.

      "Frick" means the Frick Company division of the Seller.
       -----

      "Government Receivable" means a Receivable the Obligor of which is an
       ---------------------
agency, a department, an instrumentality or a political subdivision of the United States or of any state or local government.

      "Government Concentration Limit" means, with respect to all of the
       ------------------------------
Government Receivables, an amount equal to $3,500,000; provided, that the
                                                       --------
Purchaser may, at any time in its discretion, reduce or increase the Government Concentration Limit through the delivery of a notice to the Seller.

      "Historical Default Ratio" means, with respect to any Division as of any
       ------------------------
date of determination, a percentage equal to the product of (i) 1.2 and (ii) the greatest of the fractions determined for each full fiscal month of the Seller during the period of 12 full fiscal months of the Seller preceding the most recently completed Settlement Period obtained by dividing (A) the sum, without duplication, of (x) the aggregate outstanding balance of all Receivables of such Division that became Defaulted Receivables for each such full fiscal month of the Seller and (y) the aggregate outstanding balance of all Receivables of such Division that were unpaid for more than 91 days past the dates on which they were due as at the end of each such full fiscal month of the Seller by (B) the outstanding balance of Receivables of such Division as at the end of each such full fiscal month of the Seller.

      "Incremental Purchase" means, with respect to any Division, any Purchase
       --------------------
(other than the Initial Purchase or a Reinvestment Purchase).

      "Indemnified Party" has the meaning ascribed to such term in Section 11.1.
       -----------------

      "Initial Purchase" means, with respect to any Division, the first Purchase
       ----------------
under this Agreement.

      "Investment" means, with respect to any Division, the sum of:
       ----------

      (1) the aggregate amount of cash paid by the Purchaser to the Seller for the Initial Purchase and all Incremental Purchases, less the sum of
           (i) the amount of all Collections received and applied pursuant to
           Section 7.2.2(b)(ii)(A) and (ii) the amount of all payments made by the Seller and applied pursuant to Section 3.3 and Section 7.3; and

      (2)  any amounts owed by the Seller to the Purchaser under Article XI.

      "Liquidity Facilities" means each of the committed loan facilities, lines
       --------------------
of credit and other financial accommodations available to the Purchaser to provide liquidity in support of the Purchaser's commercial paper notes and medium-term notes.

      "Lock-Box" means any lock-box(es) or account(s) to which the Obligors
       --------
remit Collections.

      "Lock-Box Bank" means any institution at which a Lock-Box is kept.
       -------------

      "Maximum Ownership Interest" means 100%.
       --------------------------

      "Obligor" means any corporation, partnership, person or any other party
       -------
which is obligated to make payment on a Receivable.

      "Operating Expense Fee" means the percentage used to determine the amount
       ---------------------
to be distributed by the Collection Agent to the Purchaser, as described in
Section 5.2.3.

      "Overextended Division" has the meaning-ascribed to such term in Section
       ---------------------
3.3(a).

      "Ownership Interest" has the meaning ascribed to such term in Section
       ------------------
3.1(a).

      "PBGC" means the Pension Benefit Guaranty Corporation and any successor
       ----
thereto.

      "Person" means an individual, partnership, corporation (including a
       ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

      "Plan" means each employee benefit plan (as defined in Section 3(3) of
       ----
ERISA) heretofore or currently sponsored, maintained or contributed to by the Seller or any ERISA Affiliate or with respect to which the Seller or any ERISA Affiliate has any liability.

      "Pool Receivable" means a Receivable in a Receivables Pool.
       ---------------

      "Purchase" means, with respect to any Division, any purchase by the
       --------
Purchaser of an Ownership Interest from the Seller under this Agreement, and includes the Initial Purchase, any Incremental Purchase and any Reinvestment Purchase.

      "Purchase Discount" means the percentage used to determine the amount to
       -----------------
be distributed by the Collection Agent to the Purchaser, as described in Section 5.2.1.

      "Purchase Limit" means, at any time of determination, for all Divisions in
       --------------
the aggregate, an amount equal to $120,000,000, and for each Division individually, the respective amount set forth below:

               Applied         $75,000,000
               Bristol         $75,000,000
               UPG             $60,000,000
               Frick           $10,000,000.

      "Purchase Premium" means the percentage used to determine the amount to be
       ----------------
distributed by the Collection Agent to the Purchaser, as described in Section 5.2.2.

      "Purchaser" means Asset Securitization Cooperative Corporation and its
       ---------
successors and assigns.

      "Receivable" means the obligation of an Obligor to pay for merchandise
       ----------
sold or Services rendered by a Division, and includes the Division's rights to payment of any interest or finance charges and in the merchandise (including returned goods) and contracts relating to such obligation, all security interests, guaranties and property securing or supporting payment of such obligation and all proceeds of the foregoing; provided, however, that, with
                                              --------  -------
respect to such obligation arising from merchandise sold or services provided by Bristol, the Seller's Interest in such obligation has been purchased by the Seller from Bristol.

      "Receivables Activity Report" means, with respect to a Receivables Pool,
       ---------------------------
the report in the form of Exhibit F hereto to be provided by the Collection Agent in accordance with Section 7.4 of this Agreement.

      "Receivables Pool" means, at any time, (i) with respect to any Division
       ----------------
other than Bristol, the aggregation of each then outstanding Receivable of such Division with respect to which the Purchaser has purchased an Ownership Interest and (ii) with respect to Bristol, the aggregation of each then outstanding Receivable of Bristol in which the Seller has purchased a Seller's Interest. Each reference in this Agreement to a Receivables Pool, insofar as such reference is to the Receivables Pool of Bristol, shall, where appropriate, be deemed to be a reference to the Seller' s Interest.

      "Reinvestment Purchase" means any Purchase made with Collections.
       ---------------------

      "Reserve" means, with respect to any Division as of any date, an amount
       -------
equal to the Investment with respect to such Division on such date multiplied by the greater of (a) 10% and (b) a fraction, the numerator of which equals the sum of the items set forth in (1) through (4) below (each expressed as a percentage), and the denominator of which equals 100% minus the sum of the items set forth in (1) through (4) below:

      (1) the Standard Concentration Limit as of such date divided by the Investment with respect to such Division as of such date;

      (2) the product of (a) 1.5 and (b) the highest of the ratios determined for each full fiscal month during the period of 12 full fiscal months preceding such date of (i) the sum, without duplication, of (A) Receivables of such Division which, as at the end of each such month, were unpaid for more than 91 days past the date on which they were due and (B) Receivables of such Division which have been charged-off during each such month in conformity which the standard credit and collection practices and policies of the Division which generated such Receivables to (ii) the outstanding principal balance of Receivables of such Division as at the end of each such month;

      (3)  1%; and

      (4) the product of (a) the sum of (i) the 30-day composite commercial paper rate for "AA"-rated issuers, as published by the Board of Governors of the Federal Reserve System in Statistical Release H.15(519), Selected Interest Rates" or any successor publication under the heading "Commercial Paper" on the Business Day immediately preceding such date and (ii) 4.42% and (b) (i) .3125 with respect to Applied, (ii) .5139 with respect to UPG, (iii) .2833 with respect to Bristol, and (iv) .3479 with respect to Frick.

      "Sale Documents" means this Agreement, the Transfer Agreement, the
       --------------
Exhibits hereto to which the Seller is a party and all other certificates, agreements and documents executed from time to time by the Seller in connection with the transactions contemplated in this Agreement.

      "Seller" means York International Corporation, a Delaware corporation, and
       ------
its Permitted successors.

      "Seller's Interest" means, at any time, the undivided percentage ownership
       -----------------
interest in Bristol's Receivables purchased and maintained by the Seller pursuant to the Transfer Agreement.

      "Selling Division" has the meaning ascribed to such term in Section 3.3
       ----------------
(a).

      "Servicing Agent" means Canadian Imperial Bank of Commerce and any
       ---------------
replacement thereof under Section 8.1.1.

      "Settlement Date" means any date, as described in Section 7.1 of this
       ---------------
Agreement, on which the Collection Agent is required to remit specified payments to the Purchaser.

      "Settlement Period" means (a) initially, the period from (and including)
       -----------------
the date of the Initial Purchase with respect to any Division to (and including) the last day of the Accounting Period in which such Initial Purchase was made and (b) thereafter each Accounting Period.

      "Special Concentration Limit" means, with respect to any Obligor listed on
       ---------------------------
Exhibit A hereto (together with is Affiliates and subsidiaries), the amount indicated opposite the name of such Obligor; provided, that the Purchaser may,
                                             --------
at any time in its discretion, reduce or increase the Special Concentration Limit for any such Obligor, or add the name of any other Obligor to Exhibit A, through the delivery by the Purchaser to the Seller of an amended Exhibit A.

      "Standard Concentration Limit" means, (i) with respect to all of the
       ----------------------------
Receivables of any Division (other than Frick) owing from a single Obligor (except for an Obligor listed on Exhibit A) together with Receivables owing from its Affiliates or subsidiaries, an amount equal to $3,000,000 or (ii) with respect to all of the Receivables of Frick owing from a single Obligor (except for an Obligor listed on Exhibit A) together with Receivables owing from its Affiliates or subsidiaries, an amount equal to $500,000; provided, that the
                                                         --------
Purchaser may, at any time in its discretion, reduce or increase the Standard Concentration Limit for any Obligor through the delivery of a notice to the Seller.

      "Structuring Fee" has the meaning ascribed to such term in Section 5.1.
       ---------------

      "Supplemental Agreement means an agreement supplemental to this Agreement
       ----------------------
pursuant to which the parties hereto set forth certain criteria with respect to the Receivables of the Frick Division, substantially in the form of Exhibit J.

      "Transfer Agreement" means the Transfer Agreement dated as of August 30,
       ------------------
1994 between the Seller and Bristol, as the same may be amended, modified, extended or waived from time to time with the consent of the Purchaser.

      "UPG" means the Unitary Products Group, a division of the Seller.
       ---

      "Unutilized Purchase Limit" means, at any time of determination, the
       -------------------------
positive result of (i) $100,000,000 less (ii) the Aggregate Investment at such time of determination.

      "Unutilized Purchase Limit Fee" has the meaning ascribed to such term in
       -----------------------------
Section 5.5.


                         ARTICLE II:  OFFERING FACILITY

      This Agreement creates an offering facility only and does not constitute a commitment on the part of the Seller to sell Ownership Interests in Receivables or on the Purchaser to make any Purchases. The Seller may from time to time sell Ownership Interests in Receivables to the Purchaser and the Purchaser may make Purchases, at their sole discretion and on the terms described in this Agreement.


                          ARTICLE III:  WHAT IS SOLD?

      SECTION 3.1       Determination of Ownership Interest.
                        -----------------------------------

      (a) When the Purchaser accepts an offer from the Seller to purchase an interest in (i) Receivables of any Division other than Bristol or (ii) the Seller's Interest, the Purchaser shall have acquired, in exchange for the purchase price paid, an undivided percentage ownership interest in (i) the Receivables Pool of such Division and any Collections relating to such Receivables Pool or (ii) the Seller's Interest, as the case may be. Each such undivided percentage interest of the Purchaser shall be referred to in this Agreement as an "Ownership Interest". The Ownership Interest with respect to the Receivables Pool of any Division other than Bristol shall at any time, except as provided in paragraphs (b) and (c) of this Section, be equal to the following fraction (expressed as a percentage):

                         I + R
                      ------------
                      ER x (1 - D)
where:

     I =       the Investment in such Receivables Pool at such time;

     R =       the Reserve with respect to such Division at such time;

     ER = the outstanding balance of all Eligible Receivables in such Receivables Pool at such time, minus an amount equal to the sum
                                              -----
               of (i) the aggregate amount by which the outstanding balance of Eligible Receivables of each Obligor in such Receivables Pool exceeds the Standard Concentration Limit or Special Concentration Limit for such Obligor, (ii) the positive result of (A) the aggregate amount by which the outstanding balance of Foreign Receivables in such Receivables Pool exceeds the lesser of (1) the product of (x) a fraction, expressed as a decimal, the numerator of which is equal to the outstanding balance of all Foreign Receivables in such Receivables Pool and the denominator of which is equal to the aggregate outstanding balance of all Foreign Receivables in all of the Receivables Pools and (y) the Foreign Concentration Limit and (2) an amount equal to the product of (x) the weighted average at such time of the four percentages determined pursuant to (I) clause (a) or clause (b), as the case may be, of the definition of Reserve for each Division (other than Bristol) and (II) clause (a) or clause (b), as the case may be, of the definition of "Reserve" contained in the Transfer Agreement and (y) the Investment, less (B) the
                                                              ----
               amount, if any, determined in clause (i) hereof with respect to each Obligor described therein which is an Obligor of a Foreign Receivable, (iii) the positive result of (A) the aggregate amount by which the outstanding balance of Government Receivables in such Receivables Pool exceeds the product of (1) a fraction, expressed as a decimal, the numerator of which is equal to the outstanding balance of all Government Receivables in such Receivables Pool and the denominator of which is equal to the aggregate outstanding balance of all Government Receivables in all of the Receivables Pools and (2) the Government Concentration Limit, less (B) the amount, if any, determined in clause (i)
                      ----
               hereof with respect to each Obligor described therein which is an Obligor of a Government Receivable; (iv) with respect to the Receivables Pool of UPG, the positive result of (A) the aggregate amount by which the outstanding balance of all Eligible Receivables not required to be paid in full until a date between sixty-one days and ninety days, inclusive, after the billing date thereof exceeds the product of (1) 30% and (2) an amount equal to the outstanding balance of all Receivables of UPG at such time, less (B) the amount, if any, determined in clause (i) hereof with
               ----
               respect to each Obligor described therein which is an Obligor of a Receivable described in this clause; and (v) with respect to the Receivable Pool of UPG, the positive result of (A) the aggregate amount by which the outstanding balance of all Eligible Receivables not required to be paid in full until a date between ninety-one days and one hundred eighty days, inclusive, after the billing date thereof exceeds the product of (1) 10% and (2) an amount equal to the outstanding balance of all Receivables of UPG at such time, less (B) the amount, if any, determined in clause
                             ----

               (i) hereof with respect to each Obligor described therein which is an Obligor of a Receivable described in this clause; and

               D = the Dilution Percentage with respect to such Division at such time.

The Ownership Interest with respect to the Seller's Interest shall at any time, except as provided in paragraphs (b) and (c) of this Section, be equal to the following fraction (expressed as a percentage):

                                      I/1/
                                     ------
                                      I/2/

     where:

        I/1/ = the Investment in the Seller's Interest; and

        I/2/ = the amount of the Seller's "Investment" (as defined in the Transfer Agreement) in Bristol's Receivables pursuant to the Transfer Agreement.

     The Ownership Interest will change from time to time, except as provided in paragraphs (b) and (c) of this Section, whenever there is a change in (i) with respect to any Division other than Bristol, the value of Investment with respect to the Receivables Pool of such Division, Reserve with respect to such Division, Eligible Receivables (as so reduced) in such Receivables Pool, Standard Concentration Limit or Special Concentration Limit with respect to any Obligor, Foreign Concentration Limit, Government Concentration Limit or Dilution Percentage with respect to such Division and (ii) with respect to the Seller's Interest, whenever there is a change in the value of I/1/ or I/2/.

     (b) During any period when the Investment with respect to any Division is being reduced, the Ownership Interest in both the Receivables of such Division and the Seller's Interest will remain fixed at the percentage in effect as of the date immediately preceding the commencement of that period and the Purchaser shall cease acquiring an interest in any such Receivables, Seller's Interest or Collections thereon arising during such period.

     (c) The Ownership Interest in both the Receivables of each Division and the Seller's Interest will be reduced to zero (and all Receivables and Collection owned by the Purchaser and attributable to such Ownership Interests therein as calculated immediately prior to its reduction to zero shall be applied as provided in Section 4.2) when the Purchaser receives: (1) the Aggregate Investment; (2) the amounts payable pursuant to Section 7.2.2(b)(i); and (3) all other amounts then payable to the Purchaser under this Agreement. When the Ownership Interest in both the Receivables of each Division and the Seller's Interest is reduced to zero, the Purchaser shall not be entitled to receive any additional Collections from the Receivables or Seller's Interest, as set forth in Section 4.2. Upon written request of the Seller, the Purchaser shall acknowledge in writing whether or not the Purchaser has received in full the amounts and payments identified in clauses (1) through (3) of this Section 3.1(c).

     (d) Subject to the Collection Agent's rights under Section 8.2(d), which rights shall be exclusive for so long as the Seller or an Affiliate of the Seller is the Collection Agent, upon the Purchaser's purchase of an Ownership Interest in the Receivables Pool of any Division, the Purchaser and the Servicing Agent shall be entitled to (i) endorse all drafts, checks and other forms of payment on account of the Pool Receivables in such Receivables Pool and to settle, adjust and forgive any amounts payable on such Pool Receivables and
(ii) exercise all other incidences of ownership in such Pool Receivables to the extent of the Ownership Interest.

     (e) The Seller hereby sells and assigns to the Purchaser, and the Purchaser hereby acquires from the Seller, the Ownership Interest in all Receivables Pools of the Divisions and the Seller's Interest (as same may change from time to time pursuant to the terms of this Agreement, but not in excess of 100% and subject to Article II and Section 3.1(b) hereof).

      SECTION 3.2       Frequency of Determining Ownership Interest.  The
                        -------------------------------------------
Collection Agent shall determine or be deemed to determine the Ownership Interest in the Receivables Pool of each Division daily, and shall report it to the Servicing Agent at the following times only:

      (a) on the date of an Initial Purchase from the Seller in respect of Receivables generated by such Division;

      (b) on each Settlement Date;

      (c) on the date of an Incremental Purchase from the Seller in respect of Receivables generated by such Division;

      (d) on the Business Day immediately preceding any period during which the Investment with respect to any Division is being reduced;

      (e) on the Business Day on which the Investment with respect to any Division ceases being reduced;

      (f) when the Collection Agent has reason to believe that the Maximum Ownership Interest has been exceeded; and

      (g) at the request of the Purchaser.

      SECTION 3.3       Maximum Ownership Interest.  (a) If, on any day (after
                        --------------------------
giving effect to Collections and the generation of new Receivables with respect to the Receivables Pool of any Division on such day), the Ownership Interest in such Receivables Pool would exceed the Maximum Ownership Interest (such Division referred to herein as the "Overextended Division"), the Purchaser shall be deemed to make an Incremental Purchase in the Receivables Pools of each of the other Divisions (each such Division, a "Selling Division") in, and the Investment in the Receivables Pool of the Overextended Division shall be deemed reduced by, the amount determined in accordance with the immediately succeeding sentence. Subject to subsection (b) below, the Incremental Purchase deemed to be made in the Receivables Pool of each Selling Division shall be in an amount equal to the product of (i) the amount sufficient to reduce the Ownership Interest in the Receivables Pool of the Overextended Division to the Maximum Ownership Interest and (ii) a fraction, the numerator of which is equal to the Investment with respect to such Selling Division and the denominator of which is equal to the sum of the Investment for each Selling Division; provided, that the
                                                              --------
amount of such Incremental Purchase would not cause (and such amount shall be reduced so as not to cause) either:

     (1) the Investment with respect to such Selling Division to exceed the Purchase Limit with respect to such Selling Division, or

     (2) the Ownership Interest in the Receivables Pool of such Selling Division to exceed the Maximum Ownership Interest.

         (b) If the Incremental Purchase with respect to any Selling Division is reduced in accordance with the proviso contained in subsection (a) above, the amount of such reduction shall be applied as deemed Incremental Purchases in the Receivables Pools of the remaining Selling Divisions on a pro rata basis; provided, that the amount of such Incremental Purchases would not cause (and
--------
such amount shall be so as not to cause) either:

         (1) the Investment with respect to any such Selling Division to exceed the Purchase Limit with respect to such Selling Division, or

         (2) the Ownership Interest in the Receivables Pool of any such Selling Division to exceed the Maximum Ownership Interest with respect to such Selling Division.

Notwithstanding anything to the contrary contained herein, the Seller shall not be required to deliver any written notice with respect to the sale of an Ownership Interest arising from the Purchaser's making of Incremental Purchases in accordance with subsection (a) above or this subsection (b).

         (c) If, after giving effect to subsections (a) and (b) above, the Ownership Interest in the Receivables Pool of the Overextended Division or Seller's Interest exceeds the Maximum Ownership Interest, the Purchaser shall cease making Reinvestment Purchases and the Collection Agent shall remit to the Purchaser on a daily basis all Collections attributable to such Ownership Interest (net of amounts distributed or to be distributed pursuant to Sections 7.2.2(a) and 7.2.(b)(i)) as a reduction to its Investment with respect to such Overextended Division until the Purchaser has received an amount sufficient to reduce the respective Ownership Interest to the Maximum Ownership Interest. The Seller shall remit to the Purchaser in reduction of its Investment with respect to an Overextended Division any payment made by the Purchaser to the

Seller on account of Reinvestment Purchases with respect to such Overextended Division to the extent the Ownership Interest with respect to such Overextended Division exceeded the Maximum Ownership Interest at the time the Seller received any such Reinvestment Purchase payment.

      SECTION 3.4       Canadian Receivables.  For all purposes of this
                        --------------------
Agreement, all computations with respect to Receivables which are payable in Canadian dollars shall be based on United States dollar amounts converted from Canadian dollars at the rate of .70 United States dollars per one Canadian dollar.


                          ARTICLE IV:  PURCHASE PRICE

      The purchase price payable by the Purchaser for its Ownership Interest in Receivables and any Collections shall be comprised of a cash component and a deferred payment component.

      SECTION 4.1       Determination of Cash Component of Purchase Price.  When
                        -------------------------------------------------
the Purchaser accepts an offer from the Seller to make a Purchase, the Purchaser will pay the following amounts in cash to the Seller:

      (a) (i) for Initial and Incremental Purchases (other than Incremental Purchases deemed made pursuant to Section 3.3(a)), the amount specified in the notice required to be delivered by the Seller under Section 6.2(a) or (ii) for Incremental Purchases deemed to be made pursuant to Section 3.3(a) hereof, the amount determined in the second sentence of Section 3.3(a): or

      (b) for a Reinvestment Purchase in Eligible Receivables of any Division, the positive result of (i) the product of (A) the dollar amount of the Collections received on account of Pool Receivables of such Division on the date of such Purchase and (B) the Ownership Interest with respect to such Division on that date, less (ii) any fees payable under Section 7.2.2(b)(i); that provided, that the payment of any amount described in (a) or (b) above would not
--------
cause (and such amount shall be reduced so as not to cause) either:

      (1) the Investment to exceed the Purchase Limit with respect to the related Division;

      (2) the Aggregate Investment to exceed the Purchase Limit for all Divisions in the aggregate; or

      (3) the Ownership Interest in the Receivables Pool of such related Division to exceed the Maximum Ownership Interest.

      SECTION 4.2       Determination of Deferred Payment Component of Purchase
                        -------------------------------------------------------
Price. Upon and after the reduction of the Ownership Interest to zero as
-----
described in Section 3.1(c), all Collections or other cash owned by the Purchaser on account of its undivided interest in the Receivables purchased hereunder (as calculated immediately prior to the reduction of the Ownership Interest to zero under Section 3.1(c)) will be transmitted in the form received by the

Collection Agent (on behalf of the Purchaser) to the Seller as payment of the deferred payment component of the purchase price under this Article IV.

                         ARTICLE V:  FEES AND EXPENSES

      SECTION 5.1       Structuring Fee.  The Seller paid a structuring fee (the
                        ---------------
"Structuring Fee") to the Purchaser on the date of the Original Sale Agreement in the amount of $200,000.

      SECTION 5.2       Settlement Date Payments.  On each Settlement Date the
                        ------------------------
Collection Agent will distribute to the Purchaser from Collections attributable to its Ownership Interest the following in accordance with Section 7.2.2:
                                                           -------------

      SECTION 5.2.1     Purchase Discount.  A Purchase Discount equal to the
                        -----------------
weighted average of the following:

        (i) the weighted average of the discount rates on all commercial paper notes of the Purchaser outstanding during the related Settlement Period (other than commercial paper notes issued for the purpose of (x) purchasing or financing assets at a fixed interest rate or (y) conducting arbitrage operations in connection with the anticipated funding of an investment), converted to an annual yield equivalent rate on the basis of a 360-day year;

        (ii) the weighted average of the annual interest rate payable on all interest-bearing commercial paper notes of the Purchaser outstanding during the related Settlement Period (other than commercial paper notes issued for the purpose of (x) purchasing or financing assets at a fixed interest rate or (y) conducting arbitrage operations in connection with the anticipated funding of an investment) on the basis of a 360-day year; and

        (iii) the weighted average of the annual interest rates applicable to any Liquidity Facilities or Credit Facilities under which the Purchaser has borrowed loans during the related Settlement Period (which loans shall be borrowed only after a determination by the Purchaser that financing its activities during such period by issuing commercial paper notes would not be practicable or cost-efficient);

provided that, to the extent that the Investment with respect to any Division is
-------------
funded by a specific issuance of commercial paper notes and/or by a specific borrowing under a Liquidity Facility or a Credit Facility, the Purchase Discount shall be equal to the rate or rates applicable to such issuance or borrowing;

provided, further, that if on any Settlement Date during any period in which the
-----------------
Aggregate Investment is being reduced, the sum of (A) the aggregate amount of Receivables that cease to be Eligible Receivables during such period and (B) all amounts pursuant to clauses (2) and (3) of Section 3.1(c) which accrued and were unpaid during such period is equal to or greater than 75% of the aggregate of the Reserves with respect to the Divisions as of the last Business Day on which the Aggregate Investment was not being reduced, then the Purchase Discount shall equal two percent in excess of the rate of interest per annum published on such day (or, if not then published, on the most recently preceding day) in The Wall
                                                                       --------
Street Journal as the
--------------

"Prime Rate." Changes in the rate payable hereunder shall be effective on each day on which a change in the "Prime Rate" is published.

      SECTION 5.2.2     Purchase Premium. A Purchase Premium equal to .22% per
                        ----------------
annum.

      SECTION 5.2.3     Operating Expense Fee.  An operating Expense Fee to
                        ---------------------
cover routine operating expenses of the Purchaser incurred during the immediately preceding Settlement Period, including fees payable to commercial paper dealers, issuing and paying agents, rating agencies, printers and auditors. The Operating Expense Fee shall be equal to .07% per annum. If the amount of any Operating Expense Fee paid for any Settlement Period exceeds the actual amount of the operating costs and expenses of the Purchaser incurred during such period, then the Purchaser will periodically remit the excess to the Collection Agent to be applied with other Collections on the Receivables as provided hereunder.

      SECTION 5.2.4     Collection Agent Fee.  A Collection Agent Fee equal to
                        --------------------
1.0% per annum, which fee shall be remitted by the Purchaser to the Collection Agent. If the Seller is acting as the Collection Agent, then the Collection Agent shall retain an amount equal to the Collection Agent Fee (in full satisfaction of the payment of such fee to the Collection Agent) out of amounts required to be remitted by the Collection Agent in accordance with Section 7.2.2
(b)(i).

      SECTION 5.3       Legal Fees and Expenses.  In addition to all other
                        -----------------------
amounts payable by the Seller under this Agreement, the Seller agrees to pay, by no later than 30 days after presentation of a bill, the fees and expenses of counsel for the Purchaser in connection with the negotiation, preparation, execution, amendment and enforcement of the Sale Documents and advice with respect to the Purchaser's rights and remedies thereunder in connection with any enforcement or potential enforcement of the Sale Documents.

      SECTION 5.4       Interest on Unpaid Amounts.  To the extent that the
                        --------------------------
Seller or Collection Agent fails to pay when due in accordance with the terms of this Agreement to the Purchaser or the Servicing Agent any fee, expense or other amount payable hereunder or under any Sale Document, interest shall be due and payable on such unpaid amount, for each day until paid in full, at the rate of two percent in excess of the rate of interest per annum published on such day (or, if not then published, on the most recently preceding day) in The Wall
                                                                   --------
Street Journal as the "Prime Rate."  Changes in the rate payable hereunder shall
--------------
be effective on each day on which a change in the "Prime Rate" is published.

      SECTION 5.5       Unutilized Purchase Limit Fee.  The Seller shall pay to
                        -----------------------------
the Purchaser an annual fee (the "Unutilized Purchase Limit Fee") equal to .10% of the daily average Unutilized Purchase Limit. The Unutilized Purchase Limit Fee shall be payable in arrears on each Settlement Date and on the date on which the Ownership Interests are reduced to zero in accordance with Section 3.1(c).

                       ARTICLE VI:  PURCHASE PROCEDURES

      SECTION 6.1       Types of Purchases.  The three types of Purchases which
                        ------------------
can be made under this Agreement are an Initial Purchase, an Incremental Purchase and a Reinvestment Purchase. The first Purchase made by the Purchaser under this Agreement is an Initial Purchase. Any Purchase (other than an Initial Purchase) made by the Purchaser which causes the amount of the Aggregate Investment to increase is an Incremental Purchase. The amount of each Incremental Purchase, other than any Incremental Purchase made pursuant to
Section 3.3, shall be $10,000,000 or any amount in excess thereof which is an integral multiple of $100,000. Any Purchase made by the Purchaser with Collections is a Reinvestment Purchase.

      SECTION 6.2       Notice Requirements.
                        -------------------

     (a) In the case of the Initial Purchase or an Incremental Purchase, the Seller will give the Purchaser three Business Days' written notice of its offer to sell an Ownership Interest in Receivables to the Purchaser. The notice will be in the form of Exhibit B, and will include the amount of the new Investment requested, the Division which generated the Receivables which are the subject of the Purchase and the Business Day on which the Purchase will be made. The Purchaser will notify the Seller within one Business Day after the receipt of such notice from the Seller whether it intends to accept or reject the offer.

     (b) Either party hereto may elect not to make Reinvestment Purchases by notifying the other party to such effect. Such notice shall be given by no later than 1:00 P.M., New York time, on the third Business Day preceding the date on which the Reinvestment Purchase was contemplated to be made. The notice will be in the form of Exhibit C, and will specify (i) the date on which Reinvestment Purchases shall cease (ii) the Division with respect to which Reinvestment Purchases shall cease and (iii) the amount to which the Investment with respect to such Division shall be reduced before Reinvestment Purchases will recommence.

      SECTION 6.3       Conditions Precedent to Initial Purchases.  The
                        -----------------------------------------
following conditions must be satisfied before the Purchaser will consider making an Initial Purchase:

      SECTION 6.3.1     Membership in the Purchaser.  The Seller will have
                        ---------------------------
joined the Purchaser as a member by delivering to the Seller an executed Membership Agreement in the form of Exhibit D, together with the sum of $10,000 as an investment in the Purchaser. Such investment will be refunded by the Purchaser to the Seller when the Ownership interest is reduced to zero in accordance with Section 3.1(c) and no further Purchases are to be made.

      SECTION 6.3.2     Structuring Fee.  The Purchaser will have received the
                        ---------------
Structuring Fee.

      SECTION 6.3.3     Absence of Liens.  The Servicing Agent will have
                        ----------------
received evidence acceptable to it (including Uniform Commercial Code search reports) that all Receivables and all proceeds thereof are free and clear of liens, security interests, claims and encumbrances.

      SECTION 6.3.4     Financing Statements.  The Servicing Agent will have
                        --------------------
received original UCC-1 financing statements, executed by the Seller, and original UCC termination statements with respect to all effective UCC-1 financing statements covering an interest in Receivables, executed by the secured parties with respect thereto, all such financing statements and termination statements to be in proper form to be filed in all jurisdictions that the Purchaser and the Servicing Agent may deem necessary or desirable in order to perfect, and establish the priority of, the Purchaser's Ownership Interest in the Receivables of each Division.

      SECTION 6.3.5     Receivables Activity Report.  The Servicing Agent will
                        ---------------------------
have received a Receivables Activity Report in the form of Exhibit F with respect to each Division covering the monthly period ending on the date nearest to the date of execution of this Agreement for which relevant data of the Seller are available.

      SECTION 6.3.6     Seller Resolutions.  The Servicing Agent will have
                        ------------------
received a certificate of the Seller's Secretary or Assistant Secretary attesting to:

      (a) the resolutions of the Seller's Board of Directors authorizing the execution by the Seller of the Sale Documents to be executed by the Seller;

      (b) the names and signatures of the officers of the Seller authorized to execute the Sale Documents to be executed by the Seller; and

      (c) the completeness and correctness of the attached articles of incorporation (certified by the appropriate Secretary of State) and by-laws of the Seller.

      SECTION 6.3.7     Legal Opinion of Seller's Counsel.  The Servicing
                        ---------------------------------
Agent will have received an opinion from Seller's counsel substantially in the form attached hereto as Exhibit G and as to such other matters as the Servicing Agent or the Purchaser may reasonably request.

      SECTION 6.3.8     Good Standing Certificates.  The Servicing Agent will
                        --------------------------
have received a certificate of recent date issued by the Secretary of State of the State of Delaware, as to the legal existence and good standing of the Seller.

      SECTION 6.4       Condition Precedent to all Incremental Purchases.
                        ------------------------------------------------
Before the Purchaser will consider making an Incremental Purchase in the Receivables Pool of any Division, the Servicing Agent shall have received, on or prior to the date of such Incremental Purchase, all Receivables Activity Reports with respect to such Receivables Pool required to be delivered at or prior to such date.

      SECTION 6.5       Conditions Precedent to All Purchases.  The following
                        -------------------------------------
conditions must be satisfied before the Purchaser will consider making any
Purchase:

      SECTION 6.5.1.    Representations and Covenants.  On and as of the date
                        -----------------------------
of such Purchase (i) the representations and warranties of the Seller in Article IX hereof and the representations and warranties of Bristol in the Consent and Acknowledgment shall be true and correct with the same effect as if made on such date and (ii) the Seller shall be in compliance with the covenants set forth in this Agreement and the Transfer Agreement and Bristol shall be in compliance with the covenants set forth in each of the Transfer Agreement and the Consent and Acknowledgment.

      SECTION 6.5.2.    Other Documents. The Servicing Agent and the
                        ---------------
Purchaser will have received all other documents that either of them have reasonably requested from the Seller.

      SECTION 6.6       Conditions Subsequent.  The Seller shall, within 30
                        ---------------------
Business Days of the date of this Agreement, deliver to the Purchaser and the Servicing Agent:

      (a) Acknowledgment copies of the UCC-1 financing statements and the UCC termination statements referred to in Section 6.3.4.

      (b) Completed requests for information, dated a date subsequent to the date of the filings made pursuant to subsection (a), listing the financing statements referred to in subsection (a) above and all other effective financing statements filed in the jurisdictions referred to in subsection (a) above that name the Seller or a Division as debtor, together with copies of such other financing statements (none of which shall cover any Receivables) or any interest therein.

      (c) An executed Concentration Account Agreement and an acknowledgment letter in the form attached as Attachment 3 to the Concentration Account Agreement (duly completed and executed) from each Lock-Box Bank.

      SECTION 6.7       Initial Purchase from Frick.  Before the Purchaser will
                        ---------------------------
consider making an Initial Purchase in the Receivables Pool of Frick, in addition to the conditions precedent contained in Sections 6.2(a) and 6.5, the Servicing Agent shall have received an executed copy of the Supplemental Agreement, a Receivables Activity Report and an opinion of the Seller's counsel in the form required by Section 6.3.7, with respect to Frick.


                      ARTICLE VII:  SETTLEMENT PROCEDURES

      SECTION 7.1       Settlement Dates.  Each of the following shall
                        ----------------
constitute a Settlement Date:

      (a) the first Business Day following the end of each Settlement Period;

      (b) each day designated as a Settlement Date by the Purchaser;

      (c) each Business Day on which the Investment with respect to any Division is reduced in accordance with Section 6.2;

      (d) any date on which a reduction in the Investment with respect to any Division is required to prevent the Ownership Interest from exceeding the Maximum Ownership Interest; and

      (e) each date on which any payment due to the Purchaser from the Seller under Article XI has not been made.

      SECTION 7.2       Application of Collections.   The Collection Agent will
                        --------------------------
apply the Collections from Receivables in which the Purchaser has acquired an Ownership Interest in the manner provided in Sections 7.2.1 and 7.2.2, as
                                             --------------     -----
applicable.  All other Collections shall be remitted to the Seller.

      SECTION 7.2.1     Application of Collections on Days That Are Not
                        -----------------------------------------------
Settlement Dates. When Collections of Pool Receivables of any Division are
----------------
received by the Collection Agent on any day other than a Settlement Date, the Collection Agent will:

      (a) first, pay to the Seller for its share of ownership in such Collections an amount equal to the product of (i) 1 minus the Ownership Interest with respect to the related Receivables Pool and (ii) the total amount of such Collections received on such day; and

      (b) second, subject to subsection (c) below, pay to the Seller for a Reinvestment Purchase in Receivables generated by such Division an amount equal to the product of (i) the Ownership Interest with respect to the related Receivables Pool and (ii) the total amount of such Collections received on such day less the amounts described in Section 7.2.2(b)(i).

      (c) Notwithstanding subsection (b) above, if Reinvestment Purchases have ceased in accordance with Section 6.2(b), the Collection Agent will set aside and hold in trust for the benefit of the Purchaser prior to application as provided in Section 7.2.2 the amount which would otherwise have been paid to the Seller pursuant to subsection (b) above.

      SECTION 7.2.2     Application of Collections on Settlement Dates.  On
                        ----------------------------------------------
each Settlement Date, the Collection Agent will, by 3:00 P.M., New York time, from total Collections of Pool Receivables of any Division received by the Collection Agent during the related Settlement Period:

      (a) first, pay to the Seller for its share of ownership in such Collections an amount equal to the product of (i) 1 minus the Ownership Interest with respect to the related Receivables Pool and (ii) such total Collections; and

      (b) second, from the Purchaser's share of such total Collections, equal to the product of (i) the Ownership Interest with respect to such related Receivables Pool and (ii) such total Collections, pay:

      (i) first, to the Servicing Agent for the account of the Purchaser an amount equal to:

            (PD + PP + OEF + CAF) X      DSP X AI
                                         ---
                                         360

      where:

            PD     =    Purchase Discount

            PP     =    Purchase Premium

            OEF    =    Operating Expense Fee

            CAF    =    Collection Agent Fee

            DSP    =    the number of days in the Settlement Period preceding
                        such Settlement Date

            AI     =    the average daily Investment in such related Receivables
                        Pool for the Settlement Period preceding such Settlement
                        Date

      (ii)  second,

            (A) if Reinvestment Purchases with respect to such related Division have been suspended, all remaining Collections will be paid to the Purchaser (i) first, as a return of its Investment in such related Receivables Pool and (ii) second, to the extent there shall be any remaining Collections and at the discretion of the Purchaser, as a return of its Investment in the Receivables Pool of another Division; or

            (B) if Reinvestment Purchases with respect to such related Division have not been suspended, all remaining Collections will be paid to the Seller for a Reinvestment Purchase in Receivables generated by such Division.


      SECTION 7.3       Adjustments due to Dilution, Etc.
                        ---------------------------------

      (a) The Seller shall immediately notify the Purchaser if (i) the representation or warranty contained in Section 9.1(f) is no longer true with respect to a Receivable in which the Purchaser has an Ownership Interest or (ii) the Seller proposes to reduce or cancel the outstanding balance of a Receivable in which the Purchaser has an Ownership Interest as a result of defective, rejected or returned merchandise or services or in connection with a claim, dispute or offset asserted against such Receivable by an Obligor, or otherwise amend, modify or waive any term or condition of such Receivable.

      (b) On the date any notice is given, in the case of clause (i) above, and prior to taking any of the actions described in clause (ii) above, in the case of clause (ii) above, the Seller shall either:

          (i) pay cash to the Collection Agent on behalf of the Purchaser in an amount equal to (x) the face amount of the affected Receivable, in the case of clause (i) above, or (y) the amount of the reduction or cancellation of the outstanding balance of such affected Receivable, in the case of clause (ii) above, in all cases to be applied in accordance with Section 7.2; or

          (ii) adjust the Ownership Interest in the related Receivables Pool in effect at such time by decreasing "ER" in the denominator of the fraction described in Section 3.1(a) by (x) the face amount of the affected Receivable in the case of clause (i) in subsection
                (a) above or (y) the amount of the reduction or cancellation of the outstanding balance of such affected Receivable in the case of clause (ii) of subsection (a) above, in all cases so long as the Ownership Interest in the related Receivables Pool would not, as a result, exceed the Maximum Ownership Interest.

      SECTION 7.4       Receivables Activity Reports.  The Collection Agent will
                        ----------------------------
provide the Purchaser with a Receivables Activity Report with respect to each Receivables Pool no later than 15 days following each Accounting Period. The Receivables Activity Reports will be in the form of Exhibit F and will cover the most recently completed Settlement Period.


              ARTICLE VIII:  SERVICING AGENT AND COLLECTION AGENT

      SECTION 8.1       Appointment of Servicing Agent.  The Purchaser has
                        ------------------------------
appointed Canadian Imperial Bank of Commerce as its Servicing Agent. The Servicing Agent is responsible for administering and enforcing this Agreement and fulfilling all other duties expressly assigned to it in this Agreement. The Purchaser has granted the Servicing Agent the authority to take all actions necessary to assure the Seller's compliance with the terms of this Agreement and to take all actions required or permitted to be performed by the Purchaser under this Agreement.

      SECTION 8.1.1     Replacement of Servicing Agent.  The Purchaser may, at
                        ------------------------------
any time in its discretion, with the reasonable consent of the Seller (which shall not be unreasonably withheld or delayed), remove a Servicing Agent and appoint a new Servicing Agent, which shall have the duties described in Section 8.1.

      SECTION 8.2       Appointment of Collection Agent.
                        -------------------------------

      (a) The Purchaser appoints the Seller as its Collection Agent and the Collection Agent accepts such appointment. The Collection Agent shall be responsible for collecting the Receivables, tracking, holding and remitting the Collections and fulfilling all other duties expressly assigned to it in this Agreement. The Purchaser and the Servicing Agent hereby acknowledge that for so long as the Seller is the Collection Agent, each Division will be responsible for collecting the Receivables generated by such Division, tracking, holding and remitting the Collections of such Receivables, and fulfilling all other duties expressly assigned to the Collection Agent in this Agreement with respect to such Receivables.

      (b) The Collection Agent shall, on each day on which Collections are received by it, set aside and hold in trust for the Purchaser the Purchaser's share of such Collections.

      (c) The Purchaser grants the Collection Agent the authority necessary to carry out its duties under this Agreement for so long as it is acting as Collection Agent.

      (d) The Purchaser grants to the Collection Agent, for so long as it is acting in that capacity, an irrevocable power of attorney to endorse all drafts, checks and other forms of payment made out in the Seller's or a Division's name and to settle, adjust and forgive any Receivable, subject to the provisions of
Section 10.3(b) hereof. Upon any replacement of the Collection Agent, such power of attorney in favor of the replaced Collection Agent will terminate and have no further force or effect.

      (e) The Collection Agent shall exercise reasonable care in the performance of its duties under this Agreement and shall use the same degree of care and skill with respect to such performance as it applies to its own property.

      SECTION 8.2.1    Replacement of Collection Agent; Notification of
                       ------------------------------------------------
                       Obligors.
                       --------

      (a) Upon the occurrence of any of the following events, the Purchaser may remove the Seller as its Collection Agent, appoint a new Collection Agent (which new Collection Agent shall be a nationally recognized and financially sound entity with experience in the collection of receivables which are similar to the Receivables), take control of the Concentration Account, notify Obligors of its Ownership Interest in the Receivables and exercise all other incidences of ownership in the Receivables:

      (i) the Seller's long-term unsecured debt rating falls below BBB by Standard & Poor's Corporation;

      (ii) the Seller or the Collection Agent (if the Seller or an Affiliate thereof) shall (x) fail to pay on a Settlement Date an amount due on such Settlement Date, (y) fail to pay when due any other amount payable under this Agreement, which failure continues for 5 days after the due date thereof, or (z) materially breach any representation or warranty, or fail to perform or observe any term, covenant or agreement, contained in the Sale Documents on its part to be performed or observed (other than as set forth in clauses (x) and (y) above), which breach or failure shall, provided that such breach or failure is capable of being remedied, remain unremedied for 30 days after the occurrence thereof;

      (iii) the Seller, Bristol or the Collection Agent (if the Seller or an Affiliate thereof) shall (a) default in any payment of principal of or interest of any debt or obligation (provided that the principal amount of such debt or obligation exceeds, individually or in the aggregate, $5,000,000), beyond the period of grace, if any, provided in the instrument or agreement under which such debt or obligation was created; or (b) default in the observance or performance of any other agreement or condition relating to any such debt or obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition shall exist, the effect of which is to cause, or to permit the holder or holders of such debt obligation (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such debt or obligation to become due prior to the stated maturity thereof;

      (iv) the Seller, Bristol or the Collection Agent (if the Seller or an Affiliate thereof) is in bankruptcy, reorganization, insolvency or similar proceedings;

      (v) on any Settlement Date the Default Ratio with respect to any Division is greater than the Historical Default Ratio with respect to such Division;

      (vi) on any Settlement Date the Average Maturity with respect to any Division exceeds the number of days set forth below:

                      Applied     80 days
                      UPG         95 days
                      Bristol     80 days
                      Frick       75 days;

      (vii) the Seller shall not own, directly or indirectly, 100% of the outstanding voting securities of Bristol; or

      (viii) Bristol shall materially breach any representation or warranty, or fail to perform or observe any term, covenant or agreement on its part to be performed or observed, contained in the Transfer Agreement or the Consent and Acknowledgment, which breach or failure shall, provided that such breach or failure is capable of being remedied, remain unremedied for 30 days after the occurrence thereof.

Notwithstanding anything contained in this Agreement to the contrary, upon the occurrence of the event described in clauses (v) through (viii) above, the Purchaser may take the actions described above only with respect to the Division with respect to which such event has occurred

      (b) The Purchaser shall have the right to remove any successor Collection Agent and to take the other actions described in (a) above at any time in its sole discretion.

      (c) if the Seller is removed as Collection Agent, the Seller shall transfer to the Purchaser or any successor servicer designated by the Purchaser all records, correspondence and documents requested by the Purchaser or such successor and to permit such persons to have access to all software used by the Seller in the collection, administration or monitoring of the Receivables.


                  ARTICLE IX:  REPRESENTATIONS AND WARRANTIES

      SECTION 9.1   Representations and Warranties of the Seller and the
                    ----------------------------------------------------
Collection Agent. Each of the Seller and the Collection Agent makes, with
----------------
respect to itself, the following representations and warranties to the
Purchaser:

      (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations hereunder.

      (b) The execution, delivery and performance by the Seller and the Collection Agent of the Sale Documents to which either of them are party, and the Seller's use of the proceeds of the Purchases, are within the Seller's and the Collection Agent's respective corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's or the Collection Agent's respective charters or by-laws or (ii) law or any contractual restriction binding on or affecting the Seller or the Collection Agent, and do not result in or require the creation of any lien (other than pursuant hereto) upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

      (c) Other than (i) the filing of financing statements and the termination statements under the Uniform Commercial Code to perfect the Ownership Interest in the Receivables, and (ii) such filings, registrations and notices as may be required under applicable law with respect to the assignment of Foreign Receivables and Government Receivables (which filings are not required to be made hereunder), no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller or the Collection Agent of the Sale Documents to which either of them are party, or for the perfection of or the exercise by the Purchaser of its rights and remedies under the Sale Documents.

      (d) The Sale Documents, when executed and delivered by the Seller and the Collection Agent, will be the legal, valid and binding obligation of the Seller and the Collection Agent, respectively, enforceable in accordance with their terms.

      (e) There is no pending or threatened action or proceeding affecting the Seller or the Collection Agent or any of its respective subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect
(i) its financial condition or operations or (ii) its ability to perform its obligations under the Sale Documents, or which could affect the legality, validity or enforceability of any Sale Document or the Ownership Interest in the Receivables of each Division.

      (f) The Seller is the legal and beneficial owner of the Receivables free and clear of any lien, security interest, claim or encumbrance, except as created by this Agreement; upon each Purchase and the filings of the financing statements and termination statements referred to in Section 6.3.4, the Purchaser will acquire a valid and perfected first priority ownership interest in the Receivables then existing or thereafter arising and in the Collections with respect thereto, free and clear of any lien, security interest claim or encumbrance, except as created by this Agreement.

      (g) The information provided by the Seller to the Collection Agent for use in each Receivables Activity Report prepared under Section 7.4 and all information and Sale Documents furnished or to be furnished at any time by the Seller to the Servicing Agent in connection with this Agreement is or will be accurate in all material respects as of its date, and no such document will contain any untrue statement of a material fact or will omit to state a material fact.

      (h) Each Receivables Activity Report prepared by the Collection Agent under section 7.4 will be accurate in all material respects as of its date, and no such document will contain any untrue statement of a material fact or will omit to state a material fact.

      (i) The chief place of business and chief executive office of the Seller is specified below its signature to this Agreement. The offices where each Division keeps its records concerning its Receivables are located at the addresses specified in Exhibit I.

      (j) The names and addresses of the Lock-Box Banks, together with the account numbers of the Lock-Boxes, are specified in Exhibit H hereto (or at such other Lock-Box Banks and/or with such other Lock-Boxes as have been notified to the Servicing Agent).

      (k) (i) The consolidated condensed balance sheet of the Seller and its subsidiaries as at September 30, 1996, and the related consolidated condensed statements of operations and cash flows of the Seller and its subsidiaries for the fiscal period then ended, copies of which have been furnished to the Servicing Agent, fairly present the financial condition of the Seller and its subsidiaries as at such date and the results of the operations of the Seller and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and (ii) since September 30, 1996, there has been no material adverse change in such condition or operations.

      (l) The Seller is treating the conveyance of the Ownership Interest in the Receivables and the Collections under this Agreement as a sale for purposes of generally accepted accounting principles.

      (m) Each Plan is in compliance with all of the applicable material provisions of ERISA and each Plan intended to be qualified under Section 401(a) of the Code is so qualified. No Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. Neither the Seller nor any ERISA Affiliate (i) has incurred or expects to incur any liability under Title IV of ERISA, with respect to any Plan, which could give rise to a lien in favor of the PBGC, other than liability for the payment of premiums, all of which have been timely paid when due in accordance with Section 4007 of ERISA, (ii) has incurred or expects to incur any withdrawal liability, within the meaning of
Section 4201 of ERISA, (iii) is subject to any lien under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA or arising out of any action brought under Sections 4070 or 4301 of ERISA, or (iv) is required to provide security to a Plan under Section 401(a)(29) of the Code. The PBGC has not instituted proceedings to terminate any Plan or to appoint a trustee or administrator of any such Plan and no circumstances exist that constitute grounds under Section 4042 of ERISA to commence any such proceedings.

      (n) The net proceeds of each Initial Purchase (other than the Initial Purchase in the Receivables Pool of Frick) was used by the Seller to repay the Tranche A Term Loans under the Amended and Restated Credit Agreement, dated as of September 27, 1991, as amended, among the Seller, the financial institutions parties thereto (the "Lenders"), CIBC acting through its New York Agency ("CIBC-NYA"), as administrative agent for the Lenders, and CIBC-NYA and Chemical Bank, as co-agents for the Lenders.

      (o) The Seller is the record owner of 100% of the issued and outstanding shares of capital stock of Bristol.

      (p) Upon each purchase of an ownership interest in Bristol's Receivables by the Seller pursuant to the Transfer Agreement, the Seller will acquire a valid and perfected first priority ownership interest in such Receivables and in the Collections with respect thereto, free and clear of any lien, security interest, claim or encumbrance, except as created by this Agreement and the Transfer Agreement.

                             ARTICLE X:  COVENANTS

      SECTION 10.1      Affirmative Covenants of the Seller and the Collection
                        ------------------------------------------------------
Agent.  Until each Ownership Interest is reduced to zero in accordance with
-----
Section 3.1(c) and no further Purchases are to be made, each of the Seller and the Collection Agent (with respect to itself) will, unless the Purchaser has otherwise consented in writing:

      (a) Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables and Collections, except where the failure to so comply could not materially adversely affect its ability to perform its obligations hereunder.

      (b) Maintain its corporate existence in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations hereunder.

      (c) At any reasonable time, permit the Purchaser or its agents or representatives to visit and inspect any of its properties, to examine its books of account and other records and files relating to Receivables (including, without limitation, computer tapes and disks) and to discuss its affairs, business, finances and accounts with its officers and employees.

      (d) Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all records and other information, reasonably necessary or advisable for the collection of Receivables (including, without limitation, records adequate to permit the daily identification of Receivables and all Collections and adjustments to Receivables).

      (e) At its expense timely and fully perform and comply with all material provisions and covenants required to be observed by the Seller under the contracts related to the Receivables, except where the failure to so perform and comply could not materially adversely affect its financial condition or operations or its ability to perform its obligations hereunder.

      (f) Keep (i) the Seller's place of business or chief executive office (if the Seller has more than one place of business) at the address of the Seller listed on the signature page hereto and (ii) the offices where each Division keeps the originals of its records concerning the Receivables at the addresses specified in Exhibit I, or, upon 30 days' prior written notice to the Purchaser, at any other location in a jurisdiction where all Uniform Commercial Code financing statements required by the Purchaser have been filed.

      (g) Comply in all material respects with the credit and collection policy of each Division in regard to each Receivable of such Division and to any contract related to such Receivable.

      (h) Instruct all Obligors to remit their payment in respect of Receivables directly into a Lock-Box or the Concentration Account. The Seller shall, within one Business Day of receipt, deposit, or cause to be deposited, all Collections received by it into a Lock-Box or the Concentration Account.

      (i) File and maintain in effect all filings, and take all such other actions, as may be necessary to protect the validity and perfection of the Ownership Interests in the Receivables of each of the Divisions and Seller's Interest.

      (j) Cause each Plan to comply in all material respects with all applicable provisions of ERISA.

      (k) Treat the conveyance of the Ownership Interest in the Receivables of each Division and the Collections under this Agreement as a sale for purposes of generally accepted accounting principles.

      (l) If any amount payable under or in connection with any Pool Receivable shall be or become evidenced by any promissory note, chattel paper or other instrument, such promissory note, chattel paper or instrument shall be marked in a manner satisfactory to the Purchaser to indicate the Ownership Interest of the Purchaser therein.

      (m) With respect to each ownership interest in Bristol's Receivables sold by Bristol to the Seller pursuant to the Transfer Agreement, pay or agree to pay to Bristol not less than reasonably equivalent value in consideration thereof.

      (n) Assign to the Purchaser, consistent with the Consent and Acknowledgment, all rights of the Seller against Bristol under the Transfer Agreement and agree that (i) the Purchaser shall be a third-party beneficiary of the Seller's rights under the Transfer Agreement, (ii) the Seller will enforce its rights under the Transfer Agreement on behalf of the Purchaser and (iii) the Purchaser shall be entitled to enforce such rights against Bristol as if the Purchaser had been party to such Transfer Agreement.

      (o) Upon receipt of notice from the Purchaser reducing or increasing the Foreign Concentration Limit or the Standard Concentration Limit, or upon receipt of an amended Exhibit A from the Purchaser reducing or increasing the Special Concentration Limit for any Obligor, or adding the name of any other Obligor to Exhibit A, deliver to Bristol a notice or an amended Schedule 1 to the Transfer Agreement, as the case may be, to the same effect.

      SECTION 10.2      Reporting Requirements of the Seller.  Until each
                        ------------------------------------
Ownership Interest is reduced to zero in.accordance with Section 3.1(c) and no further Purchases are to be made, the Seller will, unless the Purchaser shall otherwise consent in writing, furnish to the Purchaser (or, in the case of (f) below, assist the Collection Agent in the furnishing to the Purchaser):

      (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Seller, consolidated condensed balance sheets of the Seller and its subsidiaries as of the end of such quarter and consolidated condensed statements of operations and cash flows of the Seller and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the Chief Financial Officer of the Seller;

      (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller and its subsidiaries, containing consolidated financial statements for such year certified in a manner acceptable to the Purchaser by KPMG Peat Marwick or other independent public accountants acceptable to the Purchaser;

      (c) promptly after the sending or filing thereof, copies of all reports which the Seller sends to the holders of any of its securities or its creditors, and copies of all reports and registration statements which the Seller or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

      (d) (i) promptly and in any event within 10 Business Days after the Seller or any ERISA Affiliate knows or has reason to know that a "reportable event" (as defined in Section 4043 of ERISA, but without regard to any such reportable event as to which the thirty-day notice period is waived under subsections .13,
 .14, .15, .16, .18, .19 or .20 of PBGC Reg. (S) 2615) has occurred with respect to any Plan, a statement of the chief financial officer of the Seller setting forth details as to such reportable event and the action that the Seller or an ERISA Affiliate proposes to take with respect thereto, together with a copy of the notice of such reportable event, if any, given to the PBGC, the Internal Revenue Service or the Department of Labor; (ii) promptly and in any event within 5 Business Days after receipt thereof, a copy of any notice the Seller or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any such plan;
(iii) promptly and in any event within 5 Business Days after a filing with the PBGC pursuant to Section 412 (n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of the chief financial officer of the Seller setting forth details as to such failure and the action that the Seller or an ERISA Affiliate proposes to take with respect thereto, together with a copy of such notice given to the PBGC; and (iv) promptly and in any event within 10 Business Days after receipt thereof by the Seller or any ERISA Affiliate from the sponsor of a multiemployer plan (as defined in Section 3 (37) of ERISA), a copy of each notice received by the Seller or any ERISA Affiliate concerning the imposition of withdrawal liability or a determination that a multiemployer plan is, or is expected to be, terminated or reorganized;

      (e) such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its subsidiaries as the Purchaser may from time to time reasonably request;

      (f) the Receivables Activity Reports as required under Section 7.4;

      (g) as soon as available and in any event no later than 45 days prior to the commencement of each fiscal year of the Seller, a schedule of the Seller's Accounting Periods for such fiscal year; and

      (h) promptly after the sending or receipt thereof, copies of any notice sent to or received from Bristol under the Transfer Agreement.

      SECTION 10.3      Negative Covenants of the Seller and the Collection
                        ---------------------------------------------------
Agent.  Until each Ownership Interest is reduced to zero in accordance with
-----
Section 3.1(c) and no further Purchases are to be made, neither the Seller nor the Collection Agent will, unless the Purchaser has otherwise consented in writing:

      (a) Except as provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any security interest, lien or encumbrance upon or with respect to Receivables, Collections, any Lock-Box, the Concentration Account or proceeds of its inventory or assign any right to receive income in respect thereof.

      (b) Amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any contract related thereto, in each case so as to extend the maturity of such Receivable.

      (c) Make any change in the character of its business or in the credit and collection policy of any Division which would, in either case, be reasonably likely to impair the collectibility of any Receivable.

      (d) Add or terminate any bank as a Lock-Box Bank from those listed on Exhibit H hereto, or make any changes in its instructions to Lock-Box Banks regarding transfers of funds held by them from time to time in the Lock-Boxes, or make any changes in the arrangements with respect to the Concentration Account or the Concentration Account Agreement (except as contemplated thereby), or make any change in its instructions to Obligors regarding payments to be made to the Seller or a Division or payments to be made to any Lock-Box Bank, unless the Purchaser shall have received notice of such addition, termination or change and (i) with respect to the addition of any Lock-Box Bank, an acknowledgment letter in the form attached as Attachment 3 to the Concentration Account Agreement executed by the Lock-Box Bank shall have been delivered to the Servicing Agent, and (ii) with respect to the replacement of PNC Bank, National Association as the depository institution maintaining the Concentration Account, an agreement substantially in the form of the Concentration Account Agreement shall have been executed by the Seller and the successor to PNC Bank, National Association and delivered to the Servicing Agent.

      (e) Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box cash or cash proceeds other than Collections.

      (f) (i) permit any accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) to exist with respect to any Plan, whether or not waived, (ii) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Code with respect to any Plan on or before the due date for such installment or other payment, (iii) terminate, or permit any ERISA Affiliate to terminate, any Plan which would result in any liability of the Seller or any ERISA Affiliate under Title IV of ERISA, (iv) take any action or fail to take any action, or permit any ERISA Affiliate to take any action or fail to take any action, with respect to any multiemployer plan (as defined in Section 3 (37) of ERISA) that will result in withdrawal liability of the Seller or any ERISA Affiliate, or (v) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in liabilities such that the Seller or any ERISA Affiliate is required to provide security to such Plan under Section 401 (a) (29) of the Code; provided,
                                                                      --------
that in each case in clause (i) through (v) above, such event or condition, either individually or together with any other such event or condition, may have a material adverse affect on (i) its financial condition or operations or (ii) its ability to perform its obligations under the Sale Documents, or which could affect the legality, validity or enforceability of any Sale Document or the Ownership Interest in the Receivables of a Division.

      (g) Amend, modify or waive any term or condition of the Transfer Agreement or give notice to Bristol of its election (x) to terminate the Transfer Agreement or (y) not to purchase ownership interests in Bristol's Receivables; provided, however, that the Seller may modify the "Foreign Concentration Limit"
--------  -------
(as defined in the Transfer Agreement) in accordance with the Transfer Agreement, which modification shall be effective upon receipt by the Purchaser of a notice from the Seller to such effect; provided further, that as a result
                                            -------- -------
of such modification the "Foreign Concentration Limit" (as defined in the Transfer Agreement) does not exceed $20,000,000.


                 ARTICLE XI:  INDEMNIFICATIONS; INCREASED COSTS

      SECTION 11.1      Indemnification by Seller of Purchaser, etc.  Without
                        --------------------------------------------
limiting any other rights which the Purchaser, the Servicing Agent and their respective officers, directors, employees, agents and Affiliates (each an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby indemnities the Indemnified Parties and holds them harmless from and against any and all damages, losses, claims, liabilities and related costs and expenses (including attorneys' fees and disbursements) incurred by any of them arising out of or resulting from this Agreement or the purchase by the Purchaser of any Ownership Interest in Receivables, including, without limitation:

      (a) the reliance by any Indemnified Party on any representation or warranty made by the Seller or Bristol (or any of its officers) under or in connection with this Agreement, any Sale Document, the Consent and Acknowledgment or any report or certificate delivered in connection herewith or therewith, which was incorrect in any material respect when made;

      (b) the failure by the Seller to comply with any covenant set forth in this Agreement, whether as Seller, Collection Agent or otherwise or the failure by Bristol to comply with any covenant set forth in the Transfer Agreement or the Consent and Acknowledgment;

      (c) the failure to vest and maintain in the Purchaser, or to transfer to the Purchaser, legal and equitable title to, and ownership of, an undivided percentage ownership interest (to the extent of each Ownership Interest) in the Receivables (including, without limitation, Foreign Receivables and Government Receivables) or the Seller's Interest, free and clear of any security interest, lien, claim or encumbrance;

      (d) the transfer by the Seller of an undivided percentage ownership interest in any Receivables other than an Ownership Interest with respect thereto;

      (e) the Seller's use of proceeds of the Purchases;

      (f) the failure timely to file financing statements or other similar instruments or documents under the Uniform Commercial Code of any applicable jurisdiction, under applicable law with respect to the assignment of Government Receivables or other applicable laws with respect to any Receivables or the Seller's Interest, whether at the time of a Purchase or otherwise;

      (g) the return or transfer by the Purchaser of any amount of Collections received pursuant to this Agreement to the Seller (and not otherwise payable to the Seller under the express terms of this Agreement) or any other Person for any reason whatsoever;

      (h) any dispute, claim, offset or defense (other than discharge in bankruptcy) of any Obligor to the payment of any Receivable (including a defense based on such Receivable's or the related contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale, use, operation or ownership of or defects in or breaches of warranties with respect to, the merchandise or services relating to such Receivable or the furnishing or failure to furnish such merchandise or services;

      (i) the Seller's or Bristol's failure to pay when due any taxes (including sales, excise or personal property taxes) payable in connection with the Receivables;

      (j) the commingling of Collections with other funds of the Seller, Bristol or any Affiliate of either; or

      (k) the failure by the Seller or Bristol to comply with any applicable law, rule or regulation with respect to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or applicable law, any Receivable, Receivable with regulation; or

      (l) [intentionally omitted]; or

      (m) any inability to litigate any claim against any Obligor in respect of any Government Receivable or Foreign Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding; or

      (n) any inability to enforce any judgment rendered in the United States against the Obligor of any Foreign Receivable in such Obligor's country of domicile in respect of any Pool Receivable without reexamination or relitigation of the matters adjudicated upon; or

      (o) any loss incurred by the Purchaser on any Pool Receivable denominated and payable in a currency other than United States dollars as a result of such Receivable not being payable when due in the full amount of United States dollars determined hereunder; or

      (p) the failure to vest and maintain in the Seller, or to transfer to the Seller, legal and equitable title to, and ownership of, the Seller's Interest free and clear of any security interest, lien, claim or encumbrance; or

      (q) any failure of the Seller to give reasonably equivalent value to Bristol in consideration of the purchase of the Seller's Interest.

If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Seller hereby agrees to make the maximum contribution to the payment of the amounts indemnified against in this Section which is permissible under applicable law.

Notwithstanding anything herein to the contrary, the Purchaser shall not be entitled to indemnification hereunder which has the effect of recourse to the Seller or Bristol for non-payment or delayed payment of Receivables due to the creditworthiness of the Obligors.

      SECTION 11.2      Indemnification Due to Failure to Consummate Purchase.
                        -----------------------------------------------------
The Seller will indemnify the Purchaser on demand and hold it harmless against all costs (including, without limitation, breakage costs) and expenses resulting from any failure by the Seller (i) to consummate a Purchase after the Purchaser has accepted an offer from the Seller to make such Purchase or (ii) to fulfill its obligations pursuant to Section 6.2. The Purchaser will indemnify the Seller on demand and hold it harmless against all costs (including, without limitation, breakage costs) and expenses resulting from any failure by the Purchaser to pay the required purchase price after it has accepted an offer to Purchase from the Seller.

      SECTION 11.3      Increased Costs under Liquidity Facilities and Credit
                        -----------------------------------------------------
Facilities.  If the Purchaser becomes obligated to compensate the lenders under
----------
any of its Liquidity Facilities or Credit Facilities for a reduction in the rate of return on their capital due to a change in law or regulation, as more specifically provided in the documents relating to such facilities, then the Seller shall, on demand, reimburse the Purchaser for the amount of any such compensation; provided, that the Seller shall not be liable for more than its
              --------
ratable portion of any such compensation determined in light of the usage by the Seller and other sellers of receivables or interests therein with respect to such Liquidity Facilities and Credit Facilities; provided, further, that (i) if
                                                 --------  -------
the amount of any such compensation is attributable to the Seller and not attributable in any way to any other persons who from time to time sell receivables or interests therein to the Purchaser, the Seller shall be solely liable for the amount of any such compensation and (ii) if the amount of any such compensation is attributable solely to any other person or persons who from time to time sell receivables or interests therein to the Purchaser and not attributable to the Seller in any way, the Seller shall not be liable for the amount of any such compensation.

      SECTION 11.4        Notices.  The Purchaser agrees to notify the Seller
                          -------
upon its knowledge of a claim for which it intends to seek indemnification under section 11.1 or reimbursement under Section 11.3 from the Seller. The Seller agrees to assist the Indemnified Parties under Section 11.1, to the extent requested by them, in any action, suit or proceeding brought by or against them in connection with the indemnification granted herein.


                          ARTICLE XII:  MISCELLANEOUS

      SECTION 12.1      Amendments, Etc.  No amendment or waiver of, or consent
                        ----------------
to the Seller's departure from, any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

      SECTION 12.2      Notices, Etc.  All notices and other communications
                        -------------
provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile, telegraphic, telex or cable communication) and sent, as to each party hereto, at its address set forth under its name on the signature pages hereto, or at such other address as shall be designated by such party in a written notice to the other parties hereto in accordance herewith. All such notices and communications shall be effective when sent except that notices and communications to the Purchaser pursuant to Section 6.2 shall be effective when received by the Purchaser.

      SECTION 12.3      Payments Net of Taxes.  All payments by the Seller
                        ---------------------
payable under this Agreement shall be made free and clear of, and without deduction for, any present or future income, stamp or other taxes, fees, duties, withholdings or other charges imposed by any taxing authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Purchaser as a result of a present or former connection between the jurisdiction of the taxing authority imposing such tax and the Purchaser (excluding a connection arising solely from the Purchaser having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) or any political subdivision or taxing authority thereof or therein. If any withholding or deduction from any payment by the Seller is required to be made, then the Seller will:

      (a) pay to the relevant authority the full amount required to be withheld or deducted;

      (b) promptly forward to the Purchaser an official receipt or other satisfactory documentation evidencing such payment to such authority; and

      (c) pay to the Purchaser any additional amounts necessary to ensure that the net amount actually received by the Purchaser will equal the full amount it would have received had no such withholding or deduction been required.

      SECTION 12.4      No Waiver; Remedies.  No failure on the part of the
                        -------------------
Purchaser to exercise, and no delay in exercising, any right hereunder or under any Sale Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 12.5      Binding Effect; Assignability.
                        -----------------------------

      (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Purchaser and their respective successors and assigns, except that
(i) the Seller shall not have the right to assign any interest herein without the prior written consent of the Purchaser and (ii) the Purchaser shall not have the right to assign its interest in the Receivables except in accordance with paragraph (b) below and as otherwise provided herein. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the Ownership Interest is reduced to zero in accordance with Section 3.1(c) and no further Purchases are to be made; provided, however, that rights
                                                -----------------
and remedies of the Purchaser under Article XI and Section 5.3 and the provisions of Section 12.11 shall survive any termination of this Agreement.

      (b) The Purchaser may assign its Ownership Interest in the Receivables (i) without the consent of the Seller, to Canadian Imperial Bank of Commerce, any Affiliate of Canadian Imperial Bank of Commerce or any financial institution providing a Liquidity Facility or a Credit Facility, provided that such
                                                     --------
assignment is in connection with the utilization of such Liquidity Facility or Credit Facility, or (ii) with the prior consent (which consent shall not be unreasonably withheld or delayed) of the Seller, to any other entity. Upon any assignment of the Ownership Interest in the Receivables, (i) the assignee shall become the owner of the Ownership Interest for all purposes of this Agreement and (ii) the Purchaser shall relinquish its rights with respect to the Receivables for all purposes of this Agreement. Upon any assignment, the assignee thereof shall have all the rights and obligations of the Purchaser under this Agreement, and shall be subject to the terms and conditions of this Agreement. The Servicing Agent shall provide notice to the Seller of any assignment under this Agreement.

      (c) Any assignment hereunder shall be upon such terms and conditions as the Purchaser and the assignee may mutually agree. The Purchaser shall furnish to the Seller copies of all instruments and documents entered into between the Purchaser and the assignee in connection with such assignment.

      SECTION 12.6      Governing Law.  This Agreement and the Sale Documents
                        -------------
shall be governed by, and construed in accordance with, the laws of the State of New York.

      SECTION 12.7      Construction of the Agreement.  The parties hereto and
                        -----------------------------
the parties to the Transfer Agreement intend that the conveyance of Ownership Interests in Receivables by the Seller to the Purchaser and the transfer of the Seller's Interest under the Transfer Agreement shall be treated as sales. If, despite such intention, a determination is made that either of such transactions shall not be treated as sales, then this Agreement and/or the Transfer Agreement, as the case may be, shall be interpreted to constitute security agreements and the transactions effected hereby and/or thereby shall be deemed to constitute secured financing by the Purchaser to the Seller and/or by the Seller to Bristol, respectively, under applicable law. For such purpose, the Seller hereby grants to the Purchaser a continuing security interest in (i) the Receivables and Collections and/or (ii) the security interests acquired by the Seller from Bristol under the Transfer Agreement, in each case to secure the obligations of the Seller to the Purchaser hereunder.

      SECTION 12.8      No Proceedings.  The Seller, the Collection Agent and
                        --------------
the Servicing Agent each hereby agrees that it will not institute against the Purchaser any bankruptcy, reorganization, insolvency or similar proceeding so long as any commercial paper notes or medium-term notes issued by the Purchaser shall be outstanding or there shall not have elapsed at least one hundred twenty-three days since the last day on which any such commercial paper notes or medium-term notes issued by the Purchaser shall have matured.

      SECTION 12.9      Confidentiality.
                        ---------------

      (a) The Purchaser agrees to maintain the confidentiality of the identity of the Seller and of any information regarding the Seller obtained in accordance with the terms of this Agreement which is not publicly available, but the Purchaser may reveal such information (i) to applicable rating agencies and liquidity providers and credit providers, (ii) as necessary or appropriate in connection with the administration or enforcement of this Agreement or its funding of Purchases under this Agreement, (iii) as required by law, government regulation, court proceeding or subpoena or (iv) to bank regulatory agencies and examiners.

      (b) Unless otherwise required by applicable law, rule or regulation or by court order or process, and the Seller agrees to, and will cause Bristol to maintain the confidentiality of this Agreement, all drafts hereof and all information regarding the structure of the Purchaser's receivables purchase program in communications with third parties and otherwise; provided that this
                                                            --------
Agreement, all drafts hereof and any information regarding the structure of the Purchaser's receivables purchase program may be disclosed to the Seller's legal counsel and auditors if they agree to hold it confidential.

      SECTION 12.10     Execution in Counterparts.  This Agreement may be
                        -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

      SECTION 12.11     Submission to Jurisdiction; Appointment of Agent to
                        ---------------------------------------------------
Accept Service of Process.
-------------------------

      (a) Each of the Seller and the Collection Agent hereby submits to the non-exclusive jurisdiction of the Courts of the State of New York and of any Federal Court located in such State in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Seller and the Collection Agent irrevocably waives any objection which it may have to the laying of venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum.

      (b) Each of the Seller and the Collection Agent has irrevocably appointed CT Corporation System, Inc., with an office on the date hereof at 1633 Broadway, New York, New York 10019 as its agent to receive, accept and acknowledge for and on its behalf, service of any and all legal process, summons, notices and documents which may be served in any such proceeding brought in any such court which may be made on such agent. If for any reason such agent shall cease to be available to act as such, each of the Seller and the Collection Agent agrees to designate a new agent in The City of New York on the terms and for the purposes of this Section 12.11 satisfactory to the Purchaser.

      SECTION 12.12     Integration Clause.  This Agreement integrates all the
                        ------------------
terms and conditions mentioned herein or incidental hereto, and supersede all oral negotiations and prior writings in respect of the subject matter hereof. Without limiting the generality of the foregoing, this Agreement amends and restates the Original Sale Agreement, the Original Sale Agreement is superceded hereby (except for existing indemnities of the Seller under the Original Sale Agreement which shall continue notwithstanding the effectiveness of this Agreement) and all references to the Original Sale Agreement in any other document, instrument or agreement executed or delivered in connection therewith shall mean and be a reference to this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers as of the date set forth on the cover page of this Agreement.




                                      YORK INTERNATIONAL CORPORATION,
                                      as Seller and as Collection Agent


                                            /s/ James P. Corcoran
                                      --------------------------------------
                                      Title:    Treasurer
                                            --------------------------------

                                      Address:  631 South Richland Avenue
                                      York, Pennsylvania  17403
                                      Attention:  Treasurer


                                      ASSET SECURITIZATION COOPERATIVE
                                       CORPORATION, as Purchaser


                                            /s/ Marcia Scheiner
                                      --------------------------------------
                                      Title:     President
                                            --------------------------------

                                      Address: 425 Lexington Avenue
                                      New York, New York 10017
                                      Attention:  Asset Securitization Group


                                      CANADIAN IMPERIAL BANK OF
                                      COMMERCE, as Servicing Agent


                                            /s/ Anthony Coniglio
                                      --------------------------------------
                                      Title:      Director
                                            --------------------------------
                                      Address: 425 Lexington Avenue
                                      New York, New York 10017
                                      Attention:  Asset Securitization Group

                                                                       EXHIBIT A
                         Special Concentration Limits
                         ----------------------------

            Name of Obligor      Amount             Division

            E.I. Du Pont         $1,000,000         Frick

(Added by the Supplemental Agreement dated 8/31/92.)

                                                                       EXHIBIT B
                          Form of Notice For Initial
                           And Incremental Purchases
                           -------------------------

   Asset Securitization Cooperative Corporation, as Purchaser
    425 Lexington Avenue
 New York, New York 10017
 Attention: Asset Securitization Group

 Canadian Imperial Bank of Commerce,
 as Servicing Agent
 425 Lexington Avenue
 New York, New York 10017
 Attention:  Asset Securitization Group


    Re: Receivables Sale Agreement dated as of June 30, 1992 among York International Corporation, as Seller and as Collection Agent, Asset Securitization Cooperative Corporation, as Purchaser, and Canadian Imperial Bank of Commerce, as Servicing Agent (the "Agreement")

 Gentlemen:

     This Notice is delivered to you pursuant to Section 6.2(a) of the Agreement. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein will have the respective meanings assigned to them in the Agreement.

     The Seller hereby requests that [the Initial] [an Incremental] Purchase
 be made by the Purchaser on           19   in the amount of $          . The
 Receivables which are the subject of the requested Purchase were generated by
 the                  division of the Seller.

     The Seller hereby certifies and warrants that on the date on which the Purchase requested hereby is made (and the Seller, by accepting the payment of the purchase price relating to such Purchase, will be deemed to have certified that), (i) the representations and warranties of the Seller contained in
 Article IX of the Agreement are correct on and as of the date of such Purchase as though made on and as of such date and (ii) the Seller is in compliance with the covenants set forth in the Agreement.


 1990 Asset Securitization Cooperative Corporation

     The Seller agrees that if, prior to the time that the Purchase requested-hereby is made, any matter certified to herein will not be true and correct at such time as if then made, it will immediately so notify the Purchaser and the Servicing Agent.

     Please wire transfer the proceeds of the requested Purchase to the account(s) of the following persons at the bank(s) indicated below, respectively:

 Amount to be          Person to be Paid       Name, Address,
 etc.                  -----------------
 Transferred-         Name      Account No.   of Transferee Bank
                      ----      ------- --    ------------------



    Attention:

     The Seller has caused this notice to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly authorized officer this __ day
 of               19-.

                                  YORK INTERNATIONAL CORPORATION


                                 By:
                                Title:

C) 1990 Asset Securitization Cooperative Corporation

                                                                       EXHIBIT C


                          Form of Notice of Election
                       Not To Make Reinvestment Purchase
                       ---------------------------------


(For Notice Given by Seller:)
Asset Securitization Cooperative Corporation,
  as Purchaser
425 Lexington Avenue
New York, New York 10017
Attention:  Asset Securitization Group


  Canadian Imperial Bank of Commerce,
  as Servicing Agent
  45 Lexington Avenue
New York, New York 10017
Attention: Asset Securitization Group


[For Notice Given by Purchaser:]
 York International Corporation, as Seller and Collection Agent
631 South Richland Avenue
York, Pennsylvania 17403

      Re: Receivables Sale Agreement dated as of June 30, 1992 among York International Corporation, as Seller and Collection Agent, Asset Securitization Cooperative Corporation, as Purchaser, and Canadian Imperial Bank of Commerce, as Servicing Agent (the "Agreement")

 Gentlemen:

     This notice is delivered to you pursuant to Section 6.2(b) of the Agreement. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein will have the respective meanings assigned to them in the Agreement.

      The undersigned hereby notifies you that it has elected not to apply Collections of Pool Receivables generated by the division of the Seller toward the making of a Reinvestment Purchase in the related Receivables Pool
 commencing on                  19     The amount to which the



 1990 Asset Securitization Cooperative corporation

Aggregate Investment shall be reduced before Reinvestment Purchases in the related Receivables Pool will recommence is


    This notice has been executed and delivered by a duly authorized officer of the undersigned this day of 19

                                 YORK INTERNATIONAL CORPORATION,
                                 as Seller

                              By:
                             Title:
                              or
                                 [ASSET SECURITIZATION
                                 COOPERATIVE CORPORATION,
                                 as purchaser

                              By:
                             Title:

1990 Asset Securitization Cooperative Corporation

                                                                       EXHIBIT D
                         Form of Membership Agreement

                             MEMBERSHIP AGREEMENT

                  THIS MEMBERSHIP AGREEMENT, dated as of June,   1992
("Agreement"), between Asset Securitization Cooperative Corporation, a cooperative corporation organized under the Consumer Cooperative Corporation Law of the State of California ("ASCC"),and York International Corporation, a Delaware corporation (the "Applicant").

                                R E C I T A L S

        WHEREAS, ASCC was organized to be, and is, engaged in the business of purchasing, securitizing, and providing financings (including loans and other extensions of credit) secured by whole or partial interests in, or interests in pools of, accounts and notes receivable and other similar obligations, on a cooperative basis, pursuant to agreements with its members, their affiliates and other persons; and

        WHEREAS, the Applicant desires to enter into a Receivables Sale Agreement (as hereinafter defined) and become a Member of ASCC in order to improve its liquidity and management of working capital;

        NOW, THEREFORE, the parties hereto agree as follows:

         1.  Definitions.  All capitalized terms used herein and not otherwise
             -----------
defined shall have the meanings given to those terms in the by-laws of ASCC (as amended or modified from time to time, the "By-laws"), a copy of which is attached hereto as Exhibit A.

        The term "membership" (as defined in the By-laws) includes the Membership (as defined in Section 5 below) unless the context requires otherwise.

         2.  Application for Membership.  The Applicant hereby applies for
             --------------------------
membership as a Member in ASCC, and enters into this Agreement with ASCC in consideration of ASCC's entering into a receivables sale agreement with the Applicant dated as of the date hereof (as amended from time to time, the "Receivables Sale Agreement").

         3.  Incorporation of By-Laws.  The By-laws shall constitute a part of
             ------------------------
this Agreement and are hereby incorporated herein by reference. By the execution of this Agreement, the Applicant approves and consents to the By-laws and agrees to be bound thereby.

         4.  Rules and Regulations.  The Applicant shall comply with the rules
             ---------------------
and regulations regarding membership adopted from time to time by the Board of Directors of ASCC.

         5.  Membership Investment; Membership Certificates.  The Applicant
             ----------------------------------------------
agrees that, upon the effective date of its membership in ASCC as designated herein, it shall purchase a proprietary interest in ASCC (the "Membership") in an amount and in the manner set forth in clause (a) of Section 2.4 and Section
2.7 of the By-laws. The Membership shall be evidenced by a Membership Certificate in the form attached hereto as Exhibit B.

         6.  Fees.  The Applicant acknowledges that fees shall be provided for
             ----
in the Receivables Sale Agreement and that such fees may vary from Member to Member in accordance with the nature and quality of Asset Interests sold. Such fees are expected to be used by ASCC to pay third parties (including the Servicing Agent) for services and/or financial accommodations rendered to ASCC.

         7.  Term of Agreement.  The term of this Agreement shall commence on
             -----------------
the effective date of the Membership (set forth on the signature pages hereto), and shall end on the Germination of the Membership, as provided in the By-laws.

         8.  Representations and Acknowledgments.  Notwithstanding the
             ---------------     ---------------
representations and acknowledgments set forth below, nothing in this Section 8 or in this Agreement shall be understood or construed as an acknowledgment or recognition by either ASCC or by the Applicant that any membership (including the Membership) constitutes a "Security" within the meaning of Section 2(l) of the Securities Act of 1933, as amended (the "Securities Act"), Section 3(a)(10) of the Securities Exchange Act of 1934, as amended, or any state Blue Sky or securities law. Nonetheless, the Applicant represents that and acknowledges the following:

(a) The Applicant acknowledges that it is aware of ASCC's business, affairs and operations and has acquired sufficient information about ASCC to reach an informed and knowledgeable decision to acquire the Membership.

          (b) The Applicant acknowledges that memberships in ASCC have not been registered under the Securities Act or registered or qualified under the securities laws of any states; that no securities administrator of any state or the Federal government has made any finding or determination relating to the fairness of a purchase of a proprietary interest in ASCC; and that no securities administrator of any state or the Federal government has recommended or endorsed any issuance or grant of memberships.

          (c) Without limiting the generality of the provisions of Section 12 hereof, neither the offer nor sale of such memberships has been registered under the Securities Act or the securities laws of any states and the memberships may not be sold, assigned, pledged or otherwise disposed of unless they are so registered or an exemption from such registration is available.

          (d) The Applicant represents that it is acquiring the Membership for its own account, as principal, for purposes of engaging in sales or transfers of its receivables or interests in receivables or borrowings secured thereby, pursuant to a Receivables Sale Agreement, and not with a view' to the resale of such membership or any interest therein.

          (e) The Applicant represents that it is neither an "investment company" nor a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act of").

         (f) The Applicant represents that it is an accredited investor" as defined in Regulation D of the Securities and Exchange Commission, 12 C.F.R. 230.501- 2 3 0 . 5 0 8.

          (g) The Applicant represents that as of the date hereof and as of the date its membership becomes effective, the value of all securities owned by the Applicant of all issuers (as defined in Section 2(a)(22) of the 1940 Act) which are or would, but for the exception set forth in Section 3(c)(1)(A) of the 1940 Act, be excluded from the definition of investment company (as defined in the 1940 Act) solely by Section 3(c)(1) of the 1940 Act, does not exceed 10% of the value of the Applicant's total assets.

         9.  Membership Acknowledgment.  The Applicant shall, on the date of its
             -------------------------
execution hereof, deliver to ASCC a duly executed acknowledgment substantially in the form attached hereto as Exhibit C.

         10.  Counterparts.  This Agreement may be executed in duplicate
              ------------
counterparts, each of which is deemed to be an; original.

         11.  Modifications.  No modification or amendment hereof, except a
              -------------
modification or amendment resulting from an amendment to the By-laws or the adoption of rules and regulations as referred-to in Section 4 hereof, shall be valid unless in writing and executed by the Applicant and by ASCC.

         12.  Assignment.  This Agreement and the rights and obligations
              ----------
hereunder shall not be transferred or assigned by the Applicant without the prior written consent of ASCC, except as provided in, and all as more particularly provided in Section 2.6 of, the By-laws.

         13.  Binding Effect.  Subject to Section 12 above, this Agreement shall
              --------------
be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto.'

         14. Notice. Any notice required or provided for by this Agreement, or by any provision of the By-laws, law or regulation, shall be deemed duly given forty-eight hours after mailing if such notice is mailed first-class postage prepaid, and deposited in the mail addressed, to the address of the parties set forth under their names on the signature pages hereto. Such addresses may be changed from time to time by means of a notice given in the manner provided for in this Section 14.

         15.  Governing Law.  THIS AGREEMENT, AND THE RIGHTS, DUTIES AND
              -------------
OBLIGATIONS OF THE APPLICANT AND ASCC WITH RESPECT HERETO, SHALL BE GOVERNED BY THE CONSUMER COOPERATIVE CORPORATION LAW OF THE STATE OF CALIFORNIA AND THE LAWS OF THE STATE OF CALIFORNIA GENERALLY, AS APPLIED TO AGREEMENTS ENTERED INTO AND ENTIRELY TO BE PERFORMED WITHIN THAT STATE.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                        YORK INTERNATIONAL CORPORATION


                                      By:

                                 Vice President

                              Address for Notices:



                        ASSET SECURITIZATION COOPERATIVE
                                  CORPORATION


                                      By:


                              Address for Notices:

                              425 Lexington Avenue
                                   7th Floor
                           New York, New York 10017
                           Attention: President



Accepted for membership as a Member by
action of the Board of Directors of ASCC
on             , 1992 .

Effective Date of membership:                             1992.

Secretary

Dated:         ,1992

                       EXHIBIT A to Membership Agreement



                       Copy of By-laws

                       EXHIBIT B to Membership Agreement


                           CERTIFICATE OF MEMBERSHIP

                                      No.


                 ASSET SECURITIZATION COOPERATIVE CORPORATION


Incorporated under the California Consumer Cooperative Corporation Law September 26, 1988

THIS CERTIFIES THAT York International Corporation is the record holder of a membership in

             ASSET SECURITIZATION COOPERATIVE CORPORATION ("ASCC")


with all rights and privileges of a Member and subject to all conditions and limitations applicable to a Member set forth in the Articles of Incorporation and the By-laws. ASCC is a California Consumer Cooperative Corporation. Upon written request to ASCC's principal office at 425 Lexington Avenue, 7th Floor, New York, New York 10017, Attention: President, ASCC will furnish, without charge, the Articles of Incorporation, By-laws, and information concerning the restrictions on the transfer of a membership, the conditions of levying fees, dues and assessments, the amount and nature of services to be contributed by members, the conditions under which memberships are redeemable, and the rules by which the voting p6wer and proprietary rights of members are to be determined. Neither this Certificate of Membership nor the interests represented hereby (i) have been registered under the Securities Act of 1933, as amended, or any state securities laws or (ii) may be sold, assigned or transferred unless registered thereunder or unless exemptions from such registration shall be available.

WITNESS the signatures of ASCC's duly authorized officers:

                                   Secretary

                                    President

Dated:             19-

                       EXHIBIT C to Membership Agreement

                 ASSET SECURITIZATION COOPERATIVE CORPORATION

                            MEMBER ACKNOWLEDGEMENT
         The undersigned is the duly elected and qualified Vice President of York International Corporation (the "Member"), a Member in Asset Receivables Sale Cooperative Corporation, a California consumer cooperative corporation ("ASCC"), and acknowledges the following:

         1. The Member has received a copy of the Articles of Incorporation and the By-laws of ASCC.

         2. The Member acknowledges that by the terms of the Membership Agreement, dated as of the date hereof, between the Member and ASCC, ASCC's By-laws and any amendments thereto constitute a part of such Membership Agreement.

         3. The Member hereby consents to include in income, at its stated dollar amount as provided in Section 13 5(a) of the Internal Revenue Code of 1986, as amended (the "Code"), any distributions with respect to its patronage which are made in the form of a qualified written notice of allocation as defined in Section 1388(c) of the Code and any qualified per-unit retain certificates as defined in Section 1388(h) of the Code which are made in the form of written notices. The Member shall include in income the stated amount of such written notices of allocation or of per-unit retain certificates in the taxable year that such written notice is received by the Member.

                              YORK INTERNATIONAL CORPORATION


                               By:

                                     Vice President
 Dated:               1992

                                                                       EXHIBIT E

                    Form of Concentration Account Agreement

                        CONCENTRATION ACCOUNT AGREEMENT
                        -------------------------------

                  CONCENTRATION ACCOUNT AGREEMENT dated as of
 June 30, 1992 (the "Agreement") between YORK INTERNATIONAL CORPORATION, a
                    ------------
 Delaware corporation ("YORK"), ASSET SEGURITIZATION COOPERATIVE CORPORATION
                      --------
 ("ASCCII"), and acknowledged and agreed to. by PITTSBURGH NATIONAL BANK ("PNB")
 ---------                                                               -------

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1. Certain Terms.  The following terms (whether or not
                       -------------
 underscored) when used in this Agreement shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          "Acknowledgment Letter" means a letter, substantially in the form of
           --------------
 Attachment 3, from a Lock-Box Bank to ASCC.

          "Agreement" means this Concentration Account Agreement, as the same
          -----------
 may be amended, supplemented, amended and restated or otherwise modified from time to time.

          "ASCC" means Asset Securitization Cooperative Corporation.

          "Cash Collateral" means the Deposited Funds and all funds deposited
          -----------------
 into the Concentration Account pursuant to Section 3.3.

          "Concentration Account" means any special non-interest bearing
          -----------------------
 concentration account into which will be transferred or deposited only Deposited Funds, which account shall be maintained by PNB (or such successor depository as provided in Section 10.3(d) of the Receivables Sale Agreement) at its Pittsburgh office (or at such office as ASCC shall from time to time specify in writing to York)in the name of, and under the sole dominion and control of, ASCC.

         "Deposited Funds" means all cash and cash equivalents deposited into
         -----------------
the Concentration Account from time to time by any Lock-Box Bank or any amount paid into the Concentration Account by an Obligor or any other party with respect to a Receivable.

         "Division" means each of the Applied Systems division of York, the
         ----------
Bristol Compressors division of York, the Central Environmental Systems division of York and, upon satisfaction of the conditions precedent set forth in Section
6.7 of the Receivables Sale Agreement, the Frick Company division of York .

          "Lock-Box Account" means any lock-box(es) or account(s) to which the
          ------------------
 Obligors or York remit Collections.

         "Lock-Box Bank" means each commercial banking or other depository
         ---------------
financial institution listed on Attachment 1, as such list may be modified from time to time pursuant to Section 10.3(d) of the Receivables Sale Agreement.

          "Notice of Trigger Event" means a notice, substantially in the form of
          -------------------------
 Attachment 2, from ASCC to PNB.

          "Obligations" means all obligations of York now or hereafter existing
           ------------
under this Agreement, the Receivables Sale Agreement and the other Sale Documents, whether for principal, interest, fees, expenses or otherwise.

         "Person" means any individual, partnership, corporation, trust,
         --------
unincorporated association or joint venture, a government or any department or agency thereof, of any other entity.

                     "PNB" means Pittsburgh National Bank.
                      ---

         "Process Agent" has the meaning ascribed to such term in Section 6.5.
         ---------------

         "Receivables Sale Agreement" means the Receivables Sale Agreement dated
         ----------------------------
as of June 30, 1992 among York, ASCC and Canadian Imperial Bank of Commerce, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Sale Documents" means this Agreement, the Attachments hereto, the
         ----------------
Receivables Sales Agreement and the Exhibits thereto to which York is a party, and all other certificates, agreements and documents executed from time to time by York in connection with the transactions contemplated hereby and thereby.

         "Trigger Event" has the meaning ascribed to such term in Section 3.2.
          --------------

         "U.C.C." means the Uniform Commercial Code as in effect in the State of
         --------
New York.

           "York" means York International Corporation.
            -----

              SECTION 1.2. Receivables Sale Agreement Definitions.  Unless
                           --------------------------------------
otherwise defined herein or the context otherwise requires, terms used in this Agreement have the meanings provided in the Receivables Sale Agreement.

         SECTION 1.3. U.C.C. Definitions.  Unless otherwise defined herein or
                      ------------------
the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement with such meanings.

                                  ARTICLE II

                             LOCK-BOX ARRANGEMENTS

         SECTION 2.1. Establishment of Lock-Box Accounts.  York hereby
                      ----------------------------------
acknowledges and agrees that all Lock-Box Accounts hereafter maintained at any Lock-Box Bank will be subject to the sole dominion, control and discretion of ASCC, and neither York nor any other Person claiming on behalf of or through York shall have the right, whether express or implied, or authority to make use of or withdraw any funds from any such Lock-Box Account, except as expressly provided for herein.

         SECTION 2.2. Deposit of Funds into Lock-Box Accounts.  York hereby
                      ---------------------------------------
agrees that it will instruct all Obligors (other than the Obligors with respect to the Pool Receivables generated by Central) to remit their payments in respect of Receivables directly into a Lock-Box Account.

York further hereby agrees that it will, within one Business Day of receipt, deposit all Collections received by it into a Lock-Box Account or the Concentration Account.

         SECTION 2.3. Transfer of Funds to Concentration Account.  York hereby
                      ------------------------------------------
confirms that it has instructed each Lock-Box Bank to immediately transfer all of the funds held by it from time to time in any Lock-Box Account maintained with it to the Concentration Account.

                                  ARTICLE III

                            CUSTODIAL ARRANGEMENTS

         SECTION 3.1. Establishment of Concentration Account.  York and PNB
                      --------------------------------------
hereby agree that PNB shall maintain a Concentration Account, and such Concentration Account shall be subject to the sole dominion and control of ASCC.

         SECTION 3.2. Notice of Trigger Event.  If any of the events referred to
                      -----------------
in Section 8.2.1(a) of the Receivables Sale Agreement (any such event hereinafter referred to as a "Trigger Event") shall occur, ASCC may, by telephonic notice (confirmed in writing by the delivery to PNB of a Notice of Trigger Event (with a copy thereof to York)), notify PNB of the occurrence of such Trigger Event. Upon receipt of such telephonic notice, and until the receipt by PNB of a written notice rescinding such telephonic notice, PNB shall immediately discontinue transferring any and all funds from the Concentration Account except in the manner specified by ASCC from time to time and neither York nor any other Person claiming on behalf of or through York shall have any right, whether express or implied, or authority to make use of, or withdraw any funds from, the Concentration Account, except as expressly provided for herein.

         SECTION 3.3. Deposit of Additional Amounts.  If at any time ASCC
                      -----------------------------
determines, after any Trigger Event has occurred and PNB has received notice from ASCC as set forth in Section 3.2, and until PNB shall have received a notice in writing rescinding such notice, that any funds held in the Concentration Account are subject to any right or claim of any Person other than ASCC, York will, forthwith upon demand by ASCC, pay to ASCC, as additional funds to be deposited and held in the Concentration Account, an amount equal to the aggregate amount of such funds subject to rights or claims at such time of such Person other than ASM

         SECTION 3.4. Release of Funds from the           -7
                      -------------------------
Concentration  Account.
----------------------

         (a) Until a Trigger Event has occurred and PNB has received a notice from ASCC as set forth in Section 3.2, PNB shall transfer all Deposited Funds from time to time in the Concentration Account to York or to such other Persons as York shall designate.

         (b) If any Trigger Event has occurred and PNB has received notice from-ASCC as set forth in Section 3.2, and until PNB shall have received a notice in writing rescinding such notice, PNB shall transfer all Deposited Funds from time to time in the Concentration Account to ASCC, to be applied by ASCC in accordance with the Receivables Sale Agreement.

         (c) Upon the reduction of the Ownership Interest with respect to the Receivables of each Division to zero as described in Section 3.1(c) of the Receivables Sale Agreement and the payment in full of all Obligations in accordance with the terms of the Sale Documents, any funds remaining in the Concentration Account shall be transferred to York or to such other Person as York shall designate to PNB.

         (d) Notwithstanding anything contained herein to the contrary, ASCC may, after the occurrence of a Trigger Event, direct PNB to transfer all or any portion of the funds held in the Concentration Account maintained at PNB to a Concentration Account maintained at any office of ASCC to be applied in accordance with the terms of the Sale Documents against the then outstanding Obligations.

                                  ARTICLE IV

                                   COVENANTS

          SECTION 4.1. Further Assurances Generally.  York agrees that it will,
                       ----------------------------
 from time to time at its own expense, promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that ASCC may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable ASCC to exercise and enforce its rights and remedies hereunder with respect to any Cash Collateral.

                    SECTION 4.2. Transfers and Other Liens.
                                 -------------------------

         (a)  York shall not:

              (i) sell, assign (by operation of law or otherwise) or otherwise dispose of its interest, if any, in any Lock-Box Account, the Concentration Account or the Deposited Funds, or

              (ii) create or suffer to exist any lien or other encumbrance upon or with respect to any Lock-Box Account, the Concentration Account or the Deposited Funds to secure any obligation of any Person, or

              (iii) make any changes in its instructions to Lock-Box Banks regarding transfers of funds held by them from time to time in the Lock-Box Accounts.

          (b) York will, within one Business Day of receipt, deposit, or cause to be deposited, all . funds and cash received from each Obligor into any Lock-Box Account or the Concentration Account and will maintain all deposits and receipts in such Lock-Box Accounts and the Concentration Account unless otherwise specified in Article II or Article III herein.

          (c) York will defend the right, title and interest of ASCC in and to any of York's rights under the Lock-Box Accounts, the Concentration Account or the Deposited Funds against the claims and demands of all Persons whomsoever.

                                   ARTICLE V

                                   REMEDIES
          SECTION 5.1. Exercise.  If any Trigger Event shall have occurred, ASCC
                       --------
 may take all or any of the following actions:

         (a) withdraw the Cash Collateral from the Concentration Account and apply the same to the reduction of the Investment in the ownership Interest with respect to the Receivables of each Division in accordance with the Receivables Sale Agreement and the payment of all Obligations then due and owing;

         (b) execute (in the name, place and stead of York) any endorsements, assignments or other instruments of conveyance which may be required for such withdrawal of the Cash Collateral; and

         (c) collect, receive, appropriate and realize upon the Cash Collateral or any part thereof without demand of performance or other demand, advertisement or notice of any kind to or upon York or any other Person (all demands, advertisements and/or notices being hereby expressly waived).

 No failure or delay on the part of ASCC in exercising any power or right under this Agreement or any other Sale Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on York in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by ASCC shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          SECTION 5.2. Application of Proceeds.  All cash proceeds received by
                       -----------------------
 ASCC in respect of any realization upon all or any part of the Cash Collateral shall be applied in the manner specified in Section 5.1(a).

          SECTION 5.3. Indemnity and Expenses.  York hereby indemnities and
                       ----------------------
 holds harmless ASCC from and against any and all claims, losses, and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses, or liabilities resulting from ASCC's gross negligence or willful misconduct. York will upon demand pay to ASCC the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which ASCC may incur in connection with:

           (a) the custody, preservation, use or operation of, collection from, or other realization upon, any Cash Collateral;

           (b) the exercise or enforcement of any of the rights or remedies of ASCC hereunder; or

           (c) the failure by York to perform or observe any of the provisions hereof.

                                  ARTICLE VI
                                 MISCELLANEOUS

           SECTION 6.1. Sale Document, etc., This Agreement is a Sale Document
                        -------------
  executed pursuant to the Receivables Sale Agreement, and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Receivables Sale Agreement.

           SECTION 6.2. Amendments, etc.  No amendment or waiver of any
                        ---------------
  provision of this Agreement nor consent to any departure by York herefrom shall in any event be effective unless the same shall be in writing signed by ASCC, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

           SECTION 6.3. Addresses for Notices.  All notices and other
                        ---------------------
  communications provided for hereunder shall be in writing or by facsimile transmission, and if to any party, mailed or given by facsimile transmission or delivered to it at the address set forth below its signature hereto, or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications Shall, when mailed or given by facsimile transmission or delivered, respectively, be effective when received.

           SECTION 6.4. Subrogation.  York will not exercise, and hereby waives,
                        -----------
  any rights which it may acquire by way of rights of subrogation under this Agreement, by any payment made hereunder or otherwise. If for any reason any amount should be paid to York on account of any "subrogation"
 rights or otherwise in connection with payments made under this Agreement prior to the reduction of the Ownership Interest to zero with respect to the Receivables of each Division as described in Section 3.1(c) of the Receivables Sale Agreement and the payment in full of all the Obligations, such amount shall be held in trust for the benefit of the ASCC and shall immediately be paid to ASCC and credited and applied to the reduction of the Ownership Interest with respect to the Receivables of each Division and against the Obligations, whether matured or unmatured, in accordance with the terms of the Receivables Sale Agreement or any other Sale Documents.

          In furtherance of the foregoing, for so long as ASCC shall have an Ownership Interest with respect to the Receivables of any Division or any Obligations remain outstanding, York shall refrain from taking any action or commencing any proceeding against ASCC (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Agreement.

          SECTION 6.5. Consent to Jurisdiction; waiver of Immunities.  YORK
                       ---------------------------------------------
 HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. YORK HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. YORK HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, INC. (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY,
           ----------------
 NEW YORK, NEW YORK 10019, AS ITS AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON BEHALF OF YORK SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT WHICH MAY BE MADE ON SUCH PROCESS AGENT. IF FOR ANY REASON SUCH PROCESS AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, YORK AGREES TO DESIGNATE A NEW PROCESS AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS SECTION 6.5 SATISFACTORY TO ASCC.

          SECTION 6.6. Governing Law.  This Agreement shall be governed by, and
                       -------------
 construed in accordance with, the laws .of the State of New York.

         SECTION 6.7. Counterparts; Remedies Cumulative.  This Agreement may be
                      ---------------------------------
executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same Agreement. No delay, act or omission on the part of ASCC of any of its rights hereunder shall be deemed a waiver of any rights hereunder unless also contained in a writing signed by ASCC, nor shall any single or partial; exercise of, or any failure to exercise, any right, power or privilege preclude any other or further or initial exercise thereof of any other right, power or privilege. The rights and remedies provided herein are cumulative, and not exclusive of rights and remedies which may be granted or provided by law.

         SECTION 6.8. No Proceedings.  Each of PNB and York hereby agrees that
                      --------------
it will not institute against ASCC any bankruptcy, reorganization, insolvency or similar proceeding so long as any commercial paper notes or medium term notes issued by ASCC shall be outstanding or there shall not have elapsed at least one hundred twenty-three days since the last day on which any such commercial paper notes or such medium-term notes issued by ASCC have matured.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                           YORK INTERNATIONAL CORPORATION


                                       By
                                     Title:

                          Address:  631 South Richland Avenue
                                    York, Pennsylvania 17403
                          Telecopy No.: (717) 771-6212
                          Attention: Treasurer


                          ASSET SECURITIZATION COOPERATIVE
                           CORPORATION


                                       By
                                     Authorized Signatory

                           Address:  425 Lexington Avenue
                                     New York, New York 10017

                           Telecopy No.: (212) 856-3763
                           Attention:  Asset Securitization Group

ACKNOWLEDGED AND
AGREED TO:

PITTSBURGH NATIONAL BANK


By:
    Title:

    Address:  Fifth Avenue at Wood Street
              Pittsburgh, Pennsylvania 15265
    Telecopy No.:
    Attention:

                                                   Attachment I (to the
                                                   Concentration Agreement)

                            LIST OF LOCK-BOX BANKS


Name of Lock-
Box Bank               Address                Account No.     Lock-Box No.   Attention

Bank of America        335 Madison Ave.       78-21069        91286          Robert Hearne Jr.
(Chicago)              New York, N.Y. 10017                   91760

Bank of America        335 Madison Ave.       12357-05222     54516          Robert Hearne Jr.
(California)           New York,N.Y. 10017                    54521

Bank of Elmhurst       990 North York Rd.     40-6326-9       N/A            Dan Almassey
                       Elmhurst, IL. 60126

Citizens National      35 North Carlisle St.  02-02045        N/A            Frank Klink
Bank of Southern       Greencastle, PA 17225

First National         25 S. Charles Street   159-9696-3      N/A            Kellie Matthews
Bank of Maryland       Baltimore, MD 21201


Nations Bank of        101 S. Tryon Street    3750682319      N/A            Stuart Wardlaw
Texas, N.A.            28th Floor
                       Charlotte, N.C. 28255  3750203390      100561
                                                              198247
                                                              84186

PNC Bank               249 Fifth Avenue       2285978         64             Robin Zacheral
                       PNC Plaza                              840
                       Pittsburgh, PA                         5092
                       15222-2707

Signet Bank of         245 State Street       9538033656      N/A            Judy Boyle
Virginia               Bristol, VA 24201

Attachment 2
(to Concentration
Agreement)

[Form of Notice of Trigger Event]
                                            ,19
 Pittsburgh National Bank
 Fifth Avenue at-Wood Street
 Pittsburgh, Pennsylvania 15265

 Attention:

 Re: York International Corporation
     ------------------------------

 Gentlemen and Ladies:

          We refer to the Concentration Account Agreement, dated as of June 30, 1992 (the "Agreement"), between York International Corporation and the
           ------------
 undersigned which was acknowledged by you as of such date.

We hereby notify you of the occurrence of a Trigger
Event (as defined in the Agreement).

          Until you receive a written notice from us to the contrary, we hereby prohibit you from making any payments out of or in connection with such Concentration Account to York International Corporation or any account maintained by York International Corporation and instruct you to act only upon our orders with respect to such Concentration Account.

                                      Very truly yours,

                                      ASSET SECURITIZATION
                                         COOPERATIVE CORPORATION
                                By
                                Title:

                                      Attachment 3
                                      (to Concentration
                                      Agreement)



                        (Form of Acknowledgment Letter]


                              As of June 30, 1992



Asset Securitization Cooperative
  Corporation
425 Lexington Avenue
New York, New York 10017

Attention:

            Re: York International Corporation
                ------------------------------


Gentlemen and Ladies:

         We hereby acknowledge that we agree to the terms of the Concentration Account Agreement, dated as of June 30, 1992, between York International Corporation, Asset Securitization Cooperative Corporation and the Pittsburgh National Bank, a copy of which is attached hereto. Without limiting the foregoing, we hereby agree and acknowledge that each and every special non-interest bearing account maintained by us in the name of York International Corporation, is, as of June 30, 1992, subject to the sole dominion, control and discretion of Asset Securitization Cooperative Corporation.

                                       Very truly yours,


                                       [NAME OF LOCK-BOX BANK]

                                  By
                                  Title:

                                          EXHIBIT F


Form of Receivables Activity Report
-----------------------------------



1990 Asset Securitization Cooperative Corporation

                                                                       EXHIBIT G

                  (FORM OF LEGAL OPINION OF SELLER'S COUNSEL]

                                      ,19-

Asset Securitization Cooperative Corporation 425 Lexington Avenue
New York, New York 10017

Canadian Imperial Bank of Commerce 425 Lexington Avenue
New York, New York 10017

Dear  Sirs:

We represent York International Corporation, a
                corporation (the "Company") in connection with the Receivables Sale Agreement dated as of June 30, 1992 among each of you and the Company (the "Agreement"), and the other Sale Documents (as such term is defined in the Agreement) (the Agreement and the Sale Documents are herein collectively called the "Sale Agreement"), which we have reviewed for the purpose of rendering this opinion.

    We have also reviewed the corporate organization and existence of the Company and the corporate proceedings of the Company in relation to the Sale Agreements and such other matters as we have deemed necessary or relevant as a basis for this opinion.

    All capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

      Based upon the foregoing, it is our opinion that:

      1. The Company is a duly organized and @validly existing corporation in good standing under the laws of the State of , with perpetual corporate existence, and has the corporate power and authority to own its properties and to transact the business in which it is engaged. The Company is duly qualified to do business in each jurisdiction where the failure to be so qualified could adversely affect the Ownership


1990 Asset Securitization cooperative Corporation

Interests of the Purchaser or the ability of the Company to perform its obligations under the Sale Agreements.

     2. The Company has the corporate power to execute, deliver and carry out the terms and provisions of the Sale-Agreements and the Company has duly taken or caused to be taken all necessary corporate action (including but not limited to the obtaining of any consent of stockholders required by law or by the Certificate of Incorporation or By-laws of the Company) to authorize the execution, delivery and performance of the Sale Agreements.

      3. Neither the execution and delivery of the Sale Agreements, nor the compliance with the provisions thereof, will violate any law or regulation or any order or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it might be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Company thereunder (except in your favor), or violate any provision of the Certificate of Incorporation, By-laws or any preferred stock provisions of the Company. In this connection, we have made a reasonable investigation with respect to the existence of any such indenture, mortgage, deed of trust, agreement or other instrument.

      4. There are no actions, suits or proceedings pending or (to our knowledge) threatened against or affecting the Company before any court, arbitrator or governmental or administrative body or agency which might result in any material adverse change in the business, operations, properties or assets, or in the condition, financial or otherwise, of the Company or the Ownership Interests of the Purchaser.

      5. No action of, or filing with, any governmental or public body or authority (except for the filings referred to in paragraphs 7 and 8 hereof) is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of the Sale Agreements.

      6. The Sale Agreements (other than the Supplemental Agreement) have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms.

1990 Asset Securitization Cooperative Corporation

    7. If the Agreement creates the sale of Ownership Interests in Receivables to you, then upon the execution and delivery of the Agreement, you shall have acquired all right, title and interest of the Company in and to such Ownership Interests (including the proceeds thereof) and such right, title and interest acquired by you will be free and clear of any lien, claim, encumbrance or interest of any third party. If the Agreement does not create the sale of Ownership Interests in Receivables, then the Agreement creates a valid and enforceable security interest in your favor in the Ownership Interests and the proceeds thereof.' Upon the filing of the financing statements attached hereto as Exhibit A in the filing offices indicated, such security interest will constitute a perfected security interest in the Ownership Interests and the proceeds thereof and will rank prior to the liens, claims, encumbrances and interests of any third party.

    8. Each Purchase will constitute a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the-sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

                                  Very truly yours,

1990 Asset Securitization Cooperative Corporation

                                                                       EXHIBIT H

                             LIST OF LOCK-BOX BANKS



Name of Lock-                                    Account         Lock-Box
Box Bank               Address                     No.             No.         Attention

Bank of America        335 Madison Ave.          78-21069        91286         Robert Hearne Jr.
(Chicago)              New York, N.Y. 10017                      91760

Bank of America        335 Madison Ave.          12357-05222     54516         Robert Hearne Jr.
(California)           New York, N.Y. 10017                      54521

Bank of Elmhurst       990 North York Rd.        40-6326-9       N/A           Dan Almassey
                       Elmhurst, IL. 60126

Citizens National      35 North Carlisle St.     02-02045        N/A           Frank Klink
Bank of Southern       Greencastle, PA 17225
Pennsylvania

First National         25 S. Charles Street      159-9696-3      N/A           Kellie Matthews
Bank of Maryland       Baltimore, MD 21201

Nations Bank of        1O1 S. Tryon Street       3750682319      N/A           Stuart Wardlaw
Texas, N.A.            28th Floor
                       Charlotte, N.C. 28255     3750203390      100561
                                                                 198247
                                                                 84186

PNC Bank               249 Fifth Avenue          2285978         64            Robin Zacheral
                       I PNC Plaza                               840
                       Pittsburgh, PA                            5092
                       15222-2707

Signet Bank of         245 State Street          9538033656      N/A           Judy Boyle
Virginia               Bristol, VA 24201

                                                                       EXHIBIT I



                       List of Offices Where Receivables
                               Records are Kept



            Applied Systems:          631 South Richland Avenue
                                      York, Pennsylvania 17403

            Bristol Compressors:-     649 Industrial Park Drive
                                      Bristol, Virginia 24210

            Unitary Products Group:   631 South Richland Avenue
            (Formerly Central         York, Pennsylvania 17403
            Environmental Systems)

            Frick Company:            345 West Main Street
                                      Waynesboro, Pennsylvania 17268

                                                                       EXHIBIT J

                       [Form of Supplemental Agreement]

                 ASSET SECURITIZATION COOPERATIVE CORPORATION
                    c/o Canadian Imperial Bank of Commerce
                             425 Lexington Avenue
                           New York, New York 10017


                                      19-


York International Corporation
631 South Richland Avenue
York, Pennsylvania 17403


                          Receivables Sale Agreement
                          --------------------------


Gentlemen:

     This supplemental agreement is delivered in connection with the Receivables Sale Agreement dated as of June 30, 1992, (as the same may from time to time be amended, the "Agreement"), among York International Corporation, Asset Securitization Cooperative Corporation ("ASCC") and Canadian Imperial Bank of Commerce. Capitalized terms used herein an not defined herein shall have the meanings assigned to them in the Agreement.

    We have agreed to purchase from you an Ownership Interest in the Receivables generated by Frick on the terms, and subject to the conditions, set forth in the Agreement. The information set forth below shall be incorporated in the Agreement as if set forth therein:

        1.  Article I: Definitions.

             (a) Eligible Receivable: (i) for purposes of clause (d) of the second paragraph of the definition, such Receivable is required to be paid in full within days after the billing date.
             (ii) [Add any other applicable eligibility requirements.]

     (b) Purchase Limit: the Purchase Limit for Frick shall equal

     (c) Reserve: for purposes of calculating the Reserve for Frick, the amount in clause (b)(iv) of paragraph (4) shall be

2. Section 8.2.1(a): For purposes of
paragraph (vi), the Average Maturity of Frick shall be days.

3. [Add any other provisions applicable to the purchase of an Ownership Interest in the Receivables generated by Frick.]-

1990 Asset securitization Cooperative Corporation
                                                         by

      Please indicate your agreement with the foregoing executing this supplemental agreement where indicated below and returning it to us, whereby it will become a binding agreement between us.


                               Very truly yours,


                               ASSET SECURITIZATION
                                  COOPERATIVE CORPORATION


                               By
                                    Authorized Signatory



 Acknowledged and Agreed as

 of this - day of , 1992.

 YORK INTERNATIONAL CORPORATION


 By
    Authoritory

1990 Asset Securitization Cooperative Corporation

                                                                       EXHIBIT K


                            YORK INTERNATIONAL CORP

                          LIST OF ACCOUNTING PERIODS
                          --------------------------


January 1, 1997 through February 2, 1997

February 3, 1997 through March 2, 1997

March 3, 1997 through April 6, 1997

April 7, 1997 through May 4, 1997

May 5, 1997 through June 1, 1997

June 2, 1997 through July 6, 1997

July 7, 1997 through August 3, 1997

August 4, 1997 through August 31, 1997

September 1, 1997 through October 5, 1997

October 6, 1997 through November 2, 1997

November 3, 1997 through November 30, 1997

December 1, 1997 through December 31, 1997